Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234517

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 21, 2020

Preliminary prospectus supplement

(To prospectus dated November 5, 2019)

US$200,000,000

Zymeworks Inc.

Common shares

Pre-funded warrants to purchase common shares

We are offering            of our common shares and, in lieu of common shares to a certain investor, pre-funded warrants to purchase up to             of our common shares pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant will equal the price per share at which common shares are being sold to the public in this offering minus US$0.0001, and the exercise price of each pre-funded warrant will equal US$0.0001 per share. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such pre-funded warrants.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “ZYME.” The last reported sale price of our common shares on the NYSE on January 17, 2020 was US$49.12 per share. We do not intend to list the pre-funded warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

Prior to December 31, 2019, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, we were eligible and elected to comply with certain reduced public company reporting requirements. We ceased to be an “emerging growth company” on December 31, 2019.

An investment in our securities involves a high degree of risk. Please read “Risk factors” on page S-14 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per common share	Per pre-funded warrant	Total

Public offering price	US$	US$	US$

Underwriting discounts and commissions(1)	US$	US$	US$

Proceeds to Zymeworks Inc. (before expenses)	US$	US$	US$

(1)	See “Underwriting” beginning on page S-36 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an over-allotment option to purchase up to an additional $30.0 million of our common shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the common shares against payment on or about            , 2020 through the book entry facilities of the Depository Trust Company. The pre-funded warrants are expected to be delivered on or about            , 2020.

Active bookrunners

J.P. Morgan	Citigroup

Bookrunners

Stifel		Wells Fargo Securities

Lead manager
Raymond James

Prospectus supplement dated                 , 2020

Prospectus supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base shelf prospectus and the documents incorporated into each by reference. The second part, the accompanying base shelf prospectus, gives more general information and disclosure. This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

If there is any inconsistency between information in or incorporated by reference into the accompanying base shelf prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference include important information about us, the common shares and pre-funded warrants being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base shelf prospectus together with the additional information described under the heading “Where you can find more information” before investing in our common shares and pre-funded warrants.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying base shelf prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

Unless otherwise indicated in this prospectus supplement and the accompanying base shelf prospectus all dollar amounts and references to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange rate information.”

In this prospectus supplement and the accompanying base shelf prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Zymeworks” or the “Company,” refer to Zymeworks Inc., either alone or together with our wholly-owned subsidiary, Zymeworks Biopharmaceuticals Inc. Furthermore, except as otherwise indicated, references to “Merck,” “Lilly,” “Celgene,” “GSK,” “Daiichi Sankyo,” “Janssen,” “LEO,” “BeiGene,” “Iconic” and “Pfizer” refer to Merck Sharp & Dohme Research Ltd., Eli Lilly and Company, Celgene Corporation and Celgene Alpine Investment Co. LLC, GlaxoSmithKline Intellectual Property Development Limited, Daiichi Sankyo Co., Ltd., Janssen Biotech, Inc., LEO Pharma A/S, BeiGene Ltd., Iconic Therapeutics, Inc. and Pfizer Inc., respectively.

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The names Azymetric, Zymeworks, ZymeCAD, EFECT, ZymeLink and the phrase “Building Better Biologics” are our registered trademarks. Other trademarks, product names and company names appearing in this prospectus supplement, the accompanying base shelf prospectus and documents incorporated by reference herein and therein are the property of their respective owners. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus supplement are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

Cautionary note regarding forward-looking statements

This prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein or therein, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements about:

•	the size of our addressable markets and our ability to commercialize product candidates;

•	the achievement of advances in and expansion of our therapeutic platforms and antibody engineering expertise;

•	the likelihood of product candidate development and clinical trial progression, initiation or success;

•	our ability to predict and manage government regulation; and

•	the proposed use of proceeds of this offering.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

•	our ability to manage our growth effectively;

•	the absence of material adverse changes in our industry or the global economy;

•	trends in our industry and markets;

•	our ability to maintain good business relationships with our strategic partners;

•	our ability to comply with current and future regulatory standards;

•	our ability to protect our intellectual property rights;

•	our continued compliance with third-party license terms and the non-infringement of third-party intellectual property rights;

•	our ability to manage and integrate acquisitions;

•	our ability to retain key personnel; and

•	our ability to raise sufficient debt or equity financing to support our continued growth.

We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations, and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. The following uncertainties and factors, among others (including those set forth under “Risk factors” in this prospectus supplement, the accompanying base shelf prospectus and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019), could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

•	our ability to obtain regulatory approval for our product candidates without significant delays;

•	the predictive value of our current or planned clinical trials;

•	delays with respect to the development and commercialization of our product candidates, which may cause increased costs or delay receipt of product revenue;

•	our or any of our partners’ ability to enroll subjects in clinical trials and thereby complete trials on a timely basis;

•	the design or our execution of clinical trials may not support regulatory approval, including where clinical trials are conducted outside the United States;

•	our discretion to discontinue or reprioritize the development of any of our product candidates;

•	the potential for our product candidates to have undesirable side effects;

•	no regulatory agency has made a determination that any of our product candidates are safe or effective for use by the general public or for any indication;

•	our ability to face significant competition;

•	the competitive threat of biosimilar products;

•	the likelihood of broad market acceptance of our product candidates;

•	our ability to obtain Orphan Drug Designation or exclusivity for some or all of our product candidates;

•	our ability to commercialize products outside of the United States;

•	the outcome of reimbursement decisions by third-party payors relating to our products;

•	our expectations with respect to the market opportunities for any product that we or our strategic partners develop;

•	our ability to pursue product candidates that may be profitable or have a high likelihood of success;

•	our ability to use and expand our therapeutic platforms to build a pipeline of product candidates;

•	our ability to meet the requirements of ongoing regulatory review;

•	the threat of product liability lawsuits against us or any of our strategic partners;

•	changes in product candidate manufacturing or formulation that may result in additional costs or delay;

•	the potential disruption of our business and dilution of our shareholdings associated with acquisitions and joint ventures;

•	the potential for foreign governments to impose strict price controls;

•	the risk of security breaches or data loss, which could compromise sensitive business or health information;

•	current and future legislation that may increase the difficulty and cost of commercializing our product candidates;

•	economic, political, regulatory and other risks associated with international operations;

•	our exposure to legal and reputational penalties as a result of any of our current and future relationships with various third parties;

•	our ability to comply with export control and import laws and regulations;

•	our history of significant losses since inception;

•	our ability to generate revenue from product sales and achieve profitability;

•	our requirement for substantial additional funding;

•	the potential dilution to our shareholders associated with future financings;

•	restrictions on our ability to seek financing, which may be imposed by future debt;

•	unstable market and economic conditions;

•	currency fluctuations and changes in foreign currency exchange rates;

•	our ability to maintain existing and future strategic partnerships;

•	our ability to realize the anticipated benefits of our strategic partnerships;

•	our ability to secure future strategic partners;

•	our reliance on third-party manufacturers to produce our clinical product candidate supplies and on other third parties to store, monitor and transport bulk drug substance and drug product;

•	risk related to the manufacture of product candidates and difficulties in production;

•	our reliance on third parties to oversee clinical trials of our product candidates and, in some cases, maintain regulatory files for those product candidates;

•	our reliance on the performance of independent clinical investigators and contract research organizations;

•	our reliance on third parties for various operational and administrative aspects of our business including our reliance on third parties’ cloud-based software platforms;

•	our ability to operate without infringing the patents and other proprietary rights of third parties;

•	our ability to obtain and enforce patent protection for our product candidates and related technology;

•	our patents could be found invalid or unenforceable if challenged;

•	our intellectual property rights may not necessarily provide us with competitive advantages;

•	we may become involved in expensive and time-consuming patent lawsuits;

•	the risk that the duration of our patents will not adequately protect our competitive position;

•	our ability to obtain protection under the Drug Price Competition and Patent Term Restoration Act of 1984 and similar foreign legislation;

v

•	we may be unable to protect the confidentiality of our proprietary information;

•	our ability to comply with procedural and administrative requirements relating to our patents;

•	the risk of claims challenging the inventorship of our patents and other intellectual property;

•	our intellectual property rights for some of our product candidates are dependent on the abilities of third parties to assert and defend such rights;

•	patent reform legislation and court decisions can diminish the value of patents in general, thereby impairing our ability to protect our products;

•	we may not be able to protect our intellectual property rights throughout the world;

•	our ability to comply with rapidly developing privacy, security and data protection laws and regulations throughout the world;

•	the risk of cyber attacks, security breaches and other incidents affecting our data, systems or networks;

•	we will require U.S. Food and Drug Administration approval for any proposed product candidate names and any failure or delay associated with such approval may adversely affect our business;

•	the risk of employee misconduct including noncompliance with regulatory standards and insider trading;

•	our ability to market our products in a manner that does not violate the law and subject us to civil or criminal penalties;

•	if we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected;

•	our ability to retain key executives and attract and retain qualified personnel;

•	our ability to manage organizational growth;

•	additional costs and expenses related to the change from foreign private issuer to U.S. domestic issuer status and no longer being considered an emerging growth company or a smaller reporting company;

•	our exposure to potential securities class action litigation; and

•	if securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements. We do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events, except as required by law.

Exchange rate information

We express all amounts in this prospectus supplement and the documents incorporated by reference herein in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. The following table sets forth, for the periods indicated, the high, low, average and end of period rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

The following table sets forth certain exchange rates based on the Bank of Canada noon exchange rate (for dates prior to March 1, 2017) or the Bank of Canada daily exchange rate (for dates on or after March 1, 2017). As of May 1, 2017, the Bank of Canada no longer publishes updated data for exchange rates published under previous methodologies, including daily noon and closing rates as well as high and low exchange rates.

	Year ended December 31,			Nine months ended September 30,
	2017	2018	2019	2018	2019
Highest rate during the period	1.3743	1.3642	1.3600	1.3310	1.3600
Lowest rate during the period	1.2128	1.2288	1.2988	1.2288	1.3038
Average exchange rate for the period(1)	1.2986	1.2957	1.3269	1.2876	1.3292
Rate at the end of the period	1.2545	1.3642	1.2988	1.2945	1.3243

(1)	Determined by averaging the rates on the last day of each month during the respective period.

On January 17, 2020, the Bank of Canada daily average rate of exchange was $1.00 = C$1.3062.

Prospectus supplement summary

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares and pre-funded warrants. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus before investing in our common shares and pre-funded warrants. You should pay special attention to the risks and uncertainties identified under the captions “Risk factors,” “Cautionary note regarding forward-looking statements” and elsewhere in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2019, when determining whether an investment in our common shares and pre-funded warrants is appropriate for you.

Our company

We are a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Our suite of complementary therapeutic platforms and our fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. These capabilities have resulted in multiple product candidates with the potential to drive positive outcomes in large underserved and unaddressed patient populations, as further described below.

Our lead product candidate, ZW25, is a novel bispecific (dual-targeting) antibody which targets two distinct domains of the human epidermal growth factor receptor 2, or HER2. The unique mechanism of action of ZW25 may enable it to address unmet needs in patient populations with HER2-expressing cancers, including those with lower levels of expression, for which there are no approved HER2-targeted agents. In clinical trials, single agent ZW25 and ZW25 in combination with chemotherapy have been well tolerated with promising anti-tumor activity in patients with heavily pretreated HER2-expressing cancers that have progressed after standard of care, including multiple HER2-targeted regimens. In 2019, we initiated a global multicenter Phase 2 clinical trial evaluating ZW25 in combination with standard of care chemotherapy for the 1st line treatment of HER2-positive metastatic gastric, gastroesophageal junction and esophageal adenocarcinomas (GEA). Recently, we initiated a second Phase 2 clinical trial evaluating ZW25 in combination with Pfizer’s Ibrance® (palbociclib), an oral CDK4/6 inhibitor, and the hormone therapy fulvestrant in patients with previously-treated locally advanced and/or metastatic HER2-positive, hormone receptor (HR)-positive breast cancer. In addition, ZW25 continues to be evaluated in multiple expansion cohorts in the ongoing Phase 1 trial as a single agent in several indications including biliary tract (BTC), colorectal, gynecological and other HER2-expressing cancers. Our second product candidate, ZW49, capitalizes on the unique design of ZW25 and is a bispecific antibody-drug conjugate, or ADC, based on the same antibody framework as ZW25 but armed with our proprietary ZymeLink-cytotoxic (potent cancer cell-killing) payload. We designed ZW49 to be a best-in-class HER2-targeting ADC to further address unmet need across a range of HER2-expressing cancers. A Phase 1 clinical trial to establish safety and anti-tumor activity of ZW49 began in 2019. We are also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in oncology (including immuno-oncology agents) and other therapeutic areas. In addition to our robust pipeline, our Azymetric, EFECT and ZymeLink therapeutic platforms have been further leveraged through multiple revenue-generating strategic partnerships with the following global pharmaceutical companies: Merck, Lilly, Celgene, GSK, Daiichi Sankyo, Janssen, LEO, BeiGene and Iconic.

Our proprietary capabilities and technologies include several modular, complementary therapeutic platforms that can be used in combination with each other and with existing approaches. This ability to layer technologies without compromising manufacturability enables us to engineer next-generation biotherapeutics with synergistic activity, which we believe will result in improved patient outcomes. Our core platforms include Azymetric, ZymeLink and EFECT and we continue to innovate, building therapeutic platforms in the areas of cytokine fusions, conditional activation, and cell redirection.

Our protein engineering expertise and proprietary structure-guided molecular modeling, computational chemistry and software development capabilities enable these therapeutic platforms. Together with our internal antibody discovery and generation technologies, assay development and medicinal chemistry we have established a fully integrated drug development engine and toolkit capable of rapidly delivering a steady pipeline of next-generation product candidates in oncology and other therapeutic areas.

Our strategy

Our goal is to leverage our next-generation therapeutic platforms and proprietary protein engineering capabilities to become a domain dominator in the discovery, development, and commercialization of best-in-class multifunctional biotherapeutics for the treatment of cancer and other diseases with high unmet medical need. In the field of HER2-targeted therapeutics, where Herceptin® remains the foundational drug to treat the spectrum of HER2-positive breast cancer, we believe our lead product candidate, ZW25, has the potential to displace Herceptin® from neoadjuvant to late-line metastatic disease. In addition to breast cancer, many other tumor types overexpress or have amplification of HER2 including, GEA, biliary tract, colorectal, lung, bladder, pancreatic, prostate, cervical, ovarian, endometrial, and salivary gland (Oh, D-Y & Bong Y-J, 2019 Nat. Rev. Clin. Onc.), which represent opportunities for both ZW25 and ZW49 to expand the population of patients that could benefit from HER2-targeted therapeutics.

Our key priorities to achieve this goal are to:

•	initiate ZW25 registration-enabling studies in 2nd line HER2-positive BTC and 1st line HER2-positive GEA;
•	report ZW49 Phase 1 dose-escalation data, initiate expansion cohorts and select a recommended Phase 2 dose;
•	expand ZW25 clinical development into additional HER2-expressing cancers;
•	report ZW25 Phase 2 chemotherapy combination data from 1st line HER2-positive GEA; and
•	continue building a strong preclinical pipeline through internal R&D and external partnerships.

Company information

We were incorporated on September 8, 2003 under the Canada Business Corporations Act, under the name “Zymeworks Inc.” On October 22, 2003, we were registered as an extra-provincial company under the Company Act (British Columbia), the predecessor to the Business Corporations Act (British Columbia), or the BCBCA. Zymeworks continued to the BCBCA on May 2, 2017. Our principal and registered office is located at 1385 West 8th Avenue, Suite 540, Vancouver, British Columbia, Canada V6H 3V9, and our telephone number is (604) 678-1388. Our corporate website address is www.zymeworks.com. The references to www.zymeworks.com in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base shelf prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common shares and pre-funded warrants.

Additional information

In addition to the information about our product candidates that is incorporated by reference herein, the following is certain supplemental information that we have previously publicly disclosed but is not otherwise contained in the documents incorporated by reference herein.

Unmet medical need in HER2-expressing gastric and breast cancers

In addition to patients with tumors classified as HER2 positive (high), ZW25 and ZW49 may be able to treat patients whose tumors are currently classified as HER2 negative, but that express HER2 at intermediate or low levels. This represents a substantial unmet medical need.

HER2 classification for gastric and breast cancer

HER2 expression in breast cancer	HER2 expression in gastric cancer

ZW25 - Anti-HER2 Bispecific Antibody

The following figures show single agent anti-tumor activity and time on treatment in patients with biliary tract, cervical, colorectal, duodenum, endometrial, fallopian tube, GEA, lacrimal gland, ovarian, pancreatic and salivary gland cancers. These patients had a median of three prior systemic regimens, including prior trastuzumab in most patients and the median progression-free survival was 5.5 months. HER2 status is based on central assessment and refers to immunohistochemistry score and gene amplification status. Maximum % change in sum of diameters reported for response-evaluable including all patients with measurable disease who had at least one post-baseline disease assessment (per RECIST 1.1) or discontinued study treatment prior to reassessment due to death from any cause or clinical progression (response imputed as PD).

Robust single agent anti-tumor activity across range of tumor types

T=Trastuzumab, K=T-DM1, P=Pertuzumab, L=Lapatinib, N=Neratinib. 3 of the 57 response-evaluable patients had no post-baseline disease assessment of their target lesions. Response-evaluable includes all patients with measurable disease who had at least one post-baseline disease assessment (per RECIST 1.1) or discontinued study treatment prior to reassessment due to death from any cause or clinical progression (response imputed as PD). Data snapshot from unlocked database 18 September 2019 and subject to change.

Single agent durable response and disease control in refractory cancers

T=Trastuzumab, P=Pertuzumab, K=T-DM1; L=Lapatinib; N=Neratinib; PR=partial response; cPR=confirmed partial response; SD=stable disease; PD=progressive disease; Clinical Progression; • Patient was FISH- and IHC 2+. All others were FISH+ or IHC3+; *Patient died and did not have any post-baseline tumor assessments. Response-evaluable includes all patients with measurable disease who had at least one post-baseline disease assessment (per RECIST 1.1) or discontinued study treatment prior to reassessment due to death from any cause or clinical progression (response imputed as PD). Data snapshot from unlocked database 18 September 2019 and subject to change.

The following figures show the anti-tumor activity and time on treatment of ZW25 in combination with either paclitaxel or capecitabine in patients with HER2-expressing GEA. These patients had a median of 2.5 prior systemic regimens, including prior trastuzumab in all response-evaluable patients. HER2 status is based on central assessment and refers to immunohistochemistry score and gene amplification status. Maximum % change in sum of diameters reported for response-evaluable including all patients with measurable disease who had at least one post-baseline disease assessment (per RECIST 1.1) or discontinued study treatment prior to reassessment due to death from any cause or clinical progression (response imputed as PD).

The addition of chemotherapy to ZW25 increases response

cPR=confirmed partial response; PD=progressive disease; PR=partial response; SD=stable disease; * Response-evaluable patients include all patients who received at least one dose of ZW25, had at least one measurable target lesion at baseline and at least one post-baseline disease assessment or discontinued the study due to death, clinical or radiologic progressive disease | Patient had no post-baseline tumor measurements and is excluded from the figure. | Data snapshot from unlocked database 18 September 2019 and subject to change.

The addition of chemotherapy to ZW25 increases durability

cPR=confirmed partial response; PD=progressive disease; PR=partial response; SD=stable disease; * Response-evaluable patients include all patients who received at least one dose of ZW25, had at least one measurable target lesion at baseline and at least one post-baseline disease assessment or discontinued the study due to death, clinical or radiologic progressive disease | Patient had no post-baseline tumor measurements and is excluded from the figure. | Data snapshot from unlocked database 18 September 2019 and subject to change.

We are currently evaluating our lead product candidate, ZW25, in the following clinical trials:

•

ZW25 - NCT02892123—Phase 1 study to evaluate the maximal tolerated dose, optimal biological dose or other recommended dose, and overall safety and tolerability of ZW25 in patients with locally advanced (unresectable) and/or metastatic HER2-expressing cancers.

•

ZW25 - NCT03929666—A multicenter, global, Phase 2, open-label, two-part, 1st line study to investigate the safety, tolerability, and anti-tumor activity of ZW25 plus physician’s choice of combination chemotherapy in HER2-expressing GEA. Eligible patients include those with unresectable, locally advanced, recurrent or metastatic HER2-expressing GEA.

•

ZW25 - NCT04224272—A multicenter, global, Phase 2, open-label, two-part study. Part one of the study will evaluate the safety and tolerability of ZW25 in combination with palbociclib and fulvestrant and identify the recommended doses (RD) of ZW25 and palbociclib. Part two of the study will evaluate anti-tumor activity at the RD level.

In addition, we are planning to evaluate ZW25 plus chemotherapy versus Herceptin® plus chemotherapy in a registration-enabling trial in 1st line GEA and as a single agent in a registration-enabling trial in 2nd line BTC, which could lead to a biologics license application in 2022, followed by a confirmatory trial in 1st line BTC in combination with standard of care chemotherapy. We also plan to explore ZW25 plus chemotherapy versus Herceptin® and Perjeta® and chemotherapy in HER2-expressing neoadjuvant breast cancer, in refractory colorectal cancer, and in combination with other immune-oncology and targeted-therapy drugs. ZW25 has been granted Fast Track Designation from the U.S. Food and Drug Administration for the treatment of HER2-overexpressing GEA and BTC and has Orphan Drug Designation for GEA, BTC, and ovarian cancer.

ZW49 - Anti-HER2 bispecific antibody-drug conjugate

Our second product candidate, ZW49 is a HER2-targeted bispecific ADC. ZW49 capitalizes on the unique design of ZW25 which increases its internalization, delivery of cytotoxin (auristatin) inside the cancer cell and ultimately its ability to kill cancer cells (cytotoxicity) compared to trastuzumab-based ADCs as seen in the figure below.

In preclinical studies, ZW49 demonstrated complete tumor regressions in a panel of high and low HER2-expressing patient-derived xenografts and promising efficacy in a model of breast cancer brain metastases. These results compared favorably when benchmarked against approved and leading HER2 ADCs in clinical development. In a repeat dose toxicology study in non-human primates, ZW49 was well tolerated at 18 mg/kg, suggesting a broad therapeutic window.

An interim update from the ongoing ZW49 Phase 1 dose-escalation study, which began in Q2 FY2019, highlighted that there have been no dose-limiting toxicities observed and the maximum tolerated dose has not been reached. With over ten patients treated, the majority of treatment-related adverse events have been grade 1 or 2, and were reversible and manageable on an outpatient basis. Importantly, preliminary results from these initial dose cohorts include anti-tumor activity.

Recent developments

Preliminary estimate of cash, cash equivalents and short-term investments as of December 31, 2019

We estimate that we had approximately $299.0 million in cash, cash equivalents and short-term investments as of December 31, 2019.

The above information reflects our preliminary estimates based on currently available information. Our internal closing procedures with respect to the period presented above are not complete. As a result, our final results may vary from the preliminary estimates presented above. Our actual results for the year ended December 31, 2019 will not be finalized until after this offering is completed and may differ materially from the above estimates. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial results or financial condition as of and for the year ended December 31, 2019. Accordingly, you should not place undue reliance upon these preliminary estimates and these preliminary estimates should not be viewed as a substitute for audited annual financial statements. See “Cautionary note on forward-looking statements” and “Risk factors.”

Partnering progress

On January 12, 2020, we announced an agreement with Pfizer to advance our Phase 2 trial evaluating ZW25 combination therapy. Zymeworks’ HER2-targeted bispecific antibody ZW25 is being evaluated in combination with Pfizer’s Ibrance® (palbociclib), an oral CDK4/6 inhibitor, and the hormone therapy fulvestrant in patients with previously-treated locally advanced and/or metastatic HER2-positive, HR-positive breast cancer. Zymeworks will sponsor the study, and Pfizer will provide palbociclib.

On July 16, 2019, we announced that we earned a $7.5 million milestone payment from Celgene under our 2014 collaboration and licensing agreement with Celgene, in connection with Celgene exercising its option for a commercial license to a proprietary immune-oncology bispecific built on our Azymetric platform.

On May 29, 2019, we announced that we earned a $2.0 million milestone payment from Merck under our 2014 research and license agreement with Merck, in connection with Merck’s completion of a late-stage preclinical study for a bispecific antibody candidate using Zymeworks’ proprietary Azymetric and EFECT therapeutic platforms.

On May 16, 2019, we announced that we expanded our 2016 licensing and collaboration agreement with GSK, adding access to Zymeworks’ unique heavy-light chain pairing technology, part of our proprietary Azymetric platform. Under the updated terms of the expanded agreement, GSK will have the option to develop and commercialize bispecific drugs across different disease areas and we will be eligible to receive increased preclinical, development and commercial milestone payments, with the new potential value of the collaboration increasing up to $1.1 billion. Additionally, we are eligible to receive increased tiered royalties on worldwide sales.

On May 14, 2019, we announced that we entered into a licensing agreement that grants Iconic non-exclusive rights to our proprietary ZymeLink™ ADC platform for the development of its ICON-2 Tissue Factor ADC for cancer. Under the terms of the agreement, we will be eligible to receive development and commercial milestone payments and tiered royalties on worldwide net sales. The agreement also provides us with co-promotion rights with increased royalties for products developed using the Iconic ADC program. If Iconic outlicenses the program, in lieu of co-promotion rights, we will receive a share of the revenue Iconic receives from any partners as well as tiered royalties on worldwide net sales.

On April 25, 2019, we announced that we earned a $3.5 million milestone payment from Daiichi Sankyo under our 2016 cross-licensing and collaboration agreement with Daiichi Sankyo, in connection with Daiichi Sankyo exercising its option for a commercial license to a proprietary immuno-oncology bispecific built on our Azymetric and EFECT platforms.

The offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein before making an investment decision. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise their over-allotment option to purchase additional common shares.

Issuer	Zymeworks Inc.

Common shares offered by us	common shares.

Pre-funded warrants offered by us	We are also offering, in lieu of common shares to a certain investor, pre-funded warrants to purchase common shares. The purchase price of each pre-funded warrant will equal the price per share at which the common shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable from the date of issuance, subject to an ownership limitation. See “Description of pre-funded warrants.” This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such pre-funded warrants.

Over-allotment option to purchase additional common shares	We have granted the underwriters an over-allotment option to purchase an additional $30.0 million of our common shares to be sold by the Company from treasury at the public offering price to cover over-allotments. The underwriters can exercise this over-allotment option at any time within 30 days from the date of this prospectus supplement. See “Underwriting.”

Common shares to be outstanding after this offering	43,407,653 common shares (or 44,018,402 common shares if the underwriters exercise in full their over-allotment option to purchase additional common shares in this offering) based on an assumed sale price of $49.12, the last reported sale price of our common shares on the NYSE on January 17, 2020, and assuming all investors in the offering elect to purchase common shares rather than pre-funded warrants.

Use of proceeds	Assuming that we sell $200.0 million of our common shares in this offering, and assuming all investors in the offering elect to purchase common shares rather than pre-funded warrants, we estimate we would receive net proceeds of approximately $ million (or approximately $ million if the underwriters exercise in full their over-allotment option to purchase additional common shares in this offering), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering (i) to accelerate and expand the global development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, biliary tract, breast and other underserved cancers; (ii) to accelerate and expand the clinical development of ZW49; (iii) to advance other novel preclinical programs, including those involving non-HER2-expressing tumors; and (iv) for general corporate purposes. See “Use of proceeds.”

Risk factors	Investing in our common shares and pre-funded warrants involves risks. See “Risk factors” beginning on page S-14 of this prospectus supplement and on page 2 of the accompanying base shelf prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

Stock exchange symbols	The common shares are listed on the NYSE under the symbol “ZYME.” We do not intend to list the pre-funded warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

Income tax considerations	The common shares and pre-funded warrants will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their own tax advisors with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of the common shares and pre-funded tax warrants. See “Certain U.S. federal income tax considerations” and “Certain Canadian federal income tax considerations.”

The number of our common shares to be outstanding immediately after this offering is based on 39,335,992 common shares outstanding as of September 30, 2019, and assumes that none of the investors in the offering elect to purchase pre-funded warrants in lieu of common shares and excludes as of that date:

•

1,674,456 common shares issuable upon the exercise of fully-vested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of C$14.46 per common share;

•	654,365 common shares issuable upon the exercise of fully-vested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of $11.22 per common share;

•	814,522 common shares issuable upon the exercise of unvested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of C$18.79 per common share;

•	2,005,984 common shares issuable upon the exercise of unvested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of $14.98 per common share;

•	1,715,707 common shares reserved for future issuance under our stock option plan and 780,769 common shares reserved for future issuance under our employee stock purchase plan; and

•	4,166,690 pre-funded warrants to purchase up to 4,166,690 of our common shares at an exercise price of $0.0001 per common share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option to purchase additional common shares in this offering and assumes no exercise or settlement of the outstanding stock options described above.

Risk factors

Investing in our common shares and pre-funded warrants is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares and pre-funded warrants to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk factors” in the accompanying base shelf prospectus and our Quarterly Report on Form 10-Q for the three months ended September 30, 2019 and the factors set out below in evaluating Zymeworks and its business before making an investment in our common shares and pre-funded warrants.

Risks relating to the common shares, the pre-funded warrants and the offering.

Our share price is likely to be volatile and the market price of our common shares after this offering may drop below the price you pay.

You should consider an investment in our common shares or pre-funded warrants as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your common shares (including those obtained by exercise of our pre-funded warrants) at or above the public offering price due to fluctuations in the market price of our common shares arising from changes in our operating performance or prospects. In addition, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common shares to fluctuate or decrease below the price paid in this offering include:

•	results and timing of our clinical trials and clinical trials of our competitors’ products;

•	failure or discontinuation of any of our development programs;

•	issues in manufacturing our product candidates or future approved products;

•	regulatory developments or enforcement in the United States and foreign countries with respect to our product candidates or our competitors’ products;

•	competition from existing products or new products that may emerge;

•	developments or disputes concerning patents or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	announcements by us, our strategic partners or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	changes in estimates or recommendations by securities analysts, if any cover our common shares;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	public concern over our product candidates or any future approved products;

•	litigation;

•	future sales of our common shares;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our common shares;

•	additions or departures of key personnel;

•	changes in the structure of health care payment systems in the United States or overseas;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial condition and results of operations, including the timing of receipt of any milestone or other payments under commercialization or licensing agreements;

•	general market conditions and market conditions for biopharmaceutical stocks;

•	overall fluctuations in U.S. equity markets; and

•	other factors that may be unanticipated or out of our control.

Substantial future sales of our common shares, or the perception that these sales could occur, may cause the price of our common shares to drop significantly, even if our business is performing well.

A large volume of sales of our common shares could decrease the prevailing market price of our common shares and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of our common shares does not occur, the mere perception of the possibility of these sales could depress the market price of our common shares and have a negative effect on our ability to raise capital in the future.

The pre-funded warrants are not listed on any exchange and the Company does not intend to list the pre-funded warrants on any exchange.

You may be unable to sell the pre-funded warrants at the prices desired or at all. There is no existing trading market for the pre-funded warrants and there can be no assurance that a liquid market will develop or be maintained for the pre-funded warrants, or that you will be able to sell any of the pre-funded warrants at a particular time (if at all). In addition, we do not intend to apply for listing of the pre-funded warrants on the NYSE or any other securities exchange or nationally recognized trading system. The liquidity of the trading market in the pre-funded warrants and the sale price, if any, for the pre-funded warrants, may be adversely affected by, among other things: (i) changes in the overall market for the pre-funded warrants; (ii) changes in our financial performance or prospects; (iii) changes or perceived changes in our creditworthiness; (iv) the prospects for companies in the industry generally; (v) the number of holders of the pre-funded warrants; and (vi) the interest of securities dealers in making a market for the pre-funded warrants.

Holders of pre-funded warrants will have no rights as a shareholder until such holders exercise their pre-funded warrants and acquire warrant shares.

Until holders of pre-funded warrants acquire warrant shares upon exercise of such pre-funded warrants, holders of the pre-funded warrants will have no rights with respect to the warrant shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders thereof will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Effective December 31, 2019, we no longer qualify as an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies will no longer apply, which will increase our costs and demands on management.

As a result of our public float (the market value of our common shares held by non-affiliates) as of June 28, 2019, we became a large accelerated filer as of December 31, 2019 and therefore no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act. Additionally, due to our public float as of June 28, 2019, we no longer qualify as a “smaller reporting company” as defined under the Securities Exchange Act of 1934, or the Exchange Act. However, we are not required to reflect the change in our smaller reporting company status until our first quarterly report in our next fiscal year (i.e., the quarterly report for the three-month period ended March 31, 2020).

As an emerging growth company and a smaller reporting company, we had the option to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions related to certain “Say-on-Pay” rules under Section 14A of the Exchange Act, including requirements to hold a nonbinding advisory vote on named executive officer compensation, the frequency of such votes and arrangements with named executive officers regarding compensation based on or related to an acquisition, merger, or similar transaction.

Further, as an emerging growth company, we have not been subject to Section 404(b) of the Sarbanes Oxley Act (“Section 404”), which requires that our independent registered public accounting firm provide an attestation report on our internal controls over financial reporting. Preparing such attestation report and the cost of compliance with reporting requirements that we have not previously implemented will increase our expenses and require significant management time. Investors may find our common shares less attractive because of the additional compliance costs. In addition, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses or significant deficiencies with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

We do not anticipate paying cash dividends for the foreseeable future, and accordingly, shareholders must rely on share appreciation for any return on their investment.

We have never paid any dividends on our common shares. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our common shares in the foreseeable future. See “Description of share capital—Share capital—Dividend policy”. As a result, capital appreciation, if any, of our common shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common shares.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including milestone payments received from our strategic partnerships and royalties received on sale of our approved product and any future approved product. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

We are at risk of securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could materially harm our business.

Investors in this offering will pay a much higher price than the book value of our common shares and pre-funded warrants and therefore you will incur immediate and substantial dilution of your investment.

The public offering price per common share and pre-funded warrant will be substantially higher than the net tangible book value per common share. Therefore, if you purchase common shares or pre-funded warrants in this offering, you will experience immediate and substantial dilution of approximately $             per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering at a price per share of $            and after deducting estimated underwriting commissions. As at September 30, 2019, we have issued 5,149,327 outstanding stock options, certain of which have exercise prices below the public offering price. To the extent these outstanding options are ultimately exercised, you will experience further dilution. See “Dilution.”

We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the BCBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. Investors may find our company and our common shares less attractive because we are governed by foreign laws.

U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus supplement.

We are governed by the BCBCA and our principal place of business is in Canada. Some of our directors and officers, as well as certain experts named herein, reside outside of the United States, and all or a substantial portion of their assets as well as all or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and such directors, officers and experts or to enforce judgments obtained against us or such persons, in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian courts, including courts in the Province of British Columbia. Furthermore, provisions in our articles provide that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia and the appellate courts therefrom, to the fullest extent permitted by law, will be the sole and exclusive forum for certain actions or proceedings brought against us, our directors and/or our officers. These provisions may limit our shareholders’ ability to bring a claim against us in a judicial forum that our shareholders consider favorable or convenient for such disputes and may discourage lawsuits with respect to such claims. See “Description of share capital.”

Our operations are expanding and we are subject to a variety of privacy , security and data protection laws, rules and regulations throughout the world, and our failure to comply with them could harm our business.

The regulatory framework for privacy and security issues throughout the world is rapidly evolving. We maintain a large quantity of sensitive information, including confidential business and personal information about clinical trial participants, employees and others, and are subject to laws, rules and regulations governing the collection, use, disclosure, privacy and security of such information.

In the United States, the California Consumer Privacy Act (CCPA) recently became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined) and provide such consumers new ways to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Although there are limited exemptions for clinical trial data and the CCPA’s implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, the CCPA may increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states.

We are also subject to data protection laws, rules and regulations in foreign jurisdictions, including Canada and Europe. For example, the European Union General Data Protection Regulation (GDPR) governs certain collection and other processing activities involving personal data about individuals in the European Economic Area and the United Kingdom. Among other things, the GDPR imposes requirements regarding the security of personal data, the rights of data subjects to access and delete personal data, requires having lawful bases on which personal data can be processed and transferred outside of the European Economic Area, requires changes to informed consent practices, and requires more detailed notices for clinical trial participants and investigators. In addition, the GDPR imposes substantial fines for breaches and violations (up to the greater of €20 million or 4% of our annual global revenue). The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR.

Compliance with U.S. and foreign privacy and security laws, rules and regulations could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, restrict our ability to collect, use and disclose data, or in some cases, impact our or our partners’ or suppliers’ ability to operate in certain jurisdictions. Each of these constantly evolving laws can be subject to varying interpretations. If we fail to comply with any such laws, rules or regulations, we may face government investigations and/or enforcement actions, fines, civil or criminal penalties, private litigation or adverse publicity that could adversely affect our business, financial condition and results of operations.

Use of proceeds

We estimate that the net proceeds to us from the sale of our common shares and pre-funded warrants in this offering will be approximately $             million, or approximately $             million if the underwriters exercise their over-allotment option to purchase additional common shares in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, (i) to accelerate and expand the global development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, biliary tract, breast and other underserved cancers; (ii) to accelerate and expand the clinical development of ZW49 through our ongoing adaptive Phase 1 clinical trial and follow-on studies; (iii) to advance other novel preclinical programs, including those involving non-HER2-expressing tumors; and (iv) for general corporate purposes. We have negative operating cash flow and it is expected that the proceeds from the offering will be used to fund operating cash flow. We expect our current cash, cash equivalents and short-term investments, combined with certain anticipated milestone payments from our existing collaborations and the anticipated net proceeds from this offering, to fund our planned operations into 2022 and potentially beyond. These estimates include certain future milestone payments which are dependent upon the successful completion of specified research and development activities by Zymeworks and our collaborators and therefore are uncertain at this time.

The key business objectives we intend to meet with the net proceeds are to (i) accelerate and expand the global development of ZW25, our lead product candidate, both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, biliary tract, breast and other underserved cancers; (ii) accelerate and expand the clinical development of ZW49; and (iii) advance other novel preclinical programs, including those involving non-HER2-expressing tumors. These objectives will require additional capital exceeding our cash on hand resources even after giving effect to the offering and the exercise, if any, of the over-allotment option. In addition, actual costs and development time may exceed management’s current expectations. It is unlikely that we will generate sufficient operating cash flow to meet the total capital obligations in the proposed development time frame. Accordingly, we will need to raise additional capital in the future over and above the current offering.

If the underwriters’ over-allotment option is exercised in whole or in part, we will use the additional net proceeds from such exercise to support our key business objectives and for general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading “Risk factors” in this prospectus supplement and the accompanying base shelf prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

Dilution

If you invest in our common shares or pre-funded warrants, your interest will be diluted to the extent of the difference between the price per common share or pre-funded warrant you pay in this offering and the net tangible book value per share of our common shares immediately after you purchase securities in this offering.

As of September 30, 2019, our net tangible book value was approximately $272.9 million, or approximately $6.94 per common share, based on 39,335,992 shares of our common shares outstanding as of September 30, 2019. Our net tangible book value per common share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of September 30, 2019.

After giving effect to the sale of              common shares and pre-funded warrants to purchase up to             of our common shares in this offering at a price of $            per common share or pre-funded warrant (less $0.0001 in the case of each pre-funded warrant), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $             million, or $             per common share. This represents an immediate increase in net tangible book value of $             per share to our existing shareholders and an immediate dilution in net tangible book value of $             per common share to new investors participating in this offering.

The following table illustrates this calculation on a per common share basis:

Public offering price per common share			$
Net tangible book value per common share at September 30, 2019		$6.94
Increase in net tangible book value per common share attributable to investors participating in this offering	$
As adjusted net tangible book value per common share after giving effect to this offering			$

Dilution in net tangible book value per common share to new investors in this offering			$

If holders of pre-funded warrants exercise the pre-funded warrants, the as adjusted net tangible book value per common share after giving effect to this offering would be $             per share, and the dilution in net tangible book value per share to investors purchasing common shares in this offering would be $             per share.

If the underwriters fully exercise their over-allotment option to purchase up to $30.0 million in additional common shares, our as adjusted net tangible book value per common share after giving effect to this offering would increase to $             per common share, and there would be an immediate dilution in net tangible book value of $             per common share to new investors.

The discussion and tables (other than the net tangible book value calculation) above are based on 39,335,992 common shares outstanding as of September 30, 2019, and assumes that none of the investors in the offering elect to purchase pre-funded warrants in lieu of common shares and excludes as of that date:

•

1,674,456 common shares issuable upon the exercise of fully-vested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of C$14.46 per common share;

•	654,365 common shares issuable upon the exercise of fully-vested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of $11.22 per common share;

•	814,522 common shares issuable upon the exercise of unvested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of C$18.79 per common share;

•	2,005,984 common shares issuable upon the exercise of unvested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of $14.98 per common share;
•	1,715,707 common shares reserved for future issuance under our stock option plan and 780,769 common shares reserved for future issuance under our employee stock purchase plan; and

•	4,166,690 pre-funded warrants to purchase up to 4,166,690 of our common shares at an exercise price of $0.0001 per common share.

To the extent that outstanding options are exercised or other shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

Capitalization

The following table indicates our capitalization, cash and cash equivalents and short-term investments at September 30, 2019 on an actual basis and as adjusted to give effect to our issuance and sale of                common shares and pre-funded warrants to purchase up to                common shares in this offering, after deducting the underwriting commission and estimated offering expenses payable by us. Based on an assumed public offering price of $49.12 per common share the last reported sale price of our common shares on the NYSE on January 17, 2020, and assuming all investors in the offering elect to purchase common shares rather than pre-funded warrants, we would expect to offer approximately 4,071,661 common shares hereby.

You should read this table together with our audited annual consolidated financial statements for the year ended December 31, 2018 and management’s discussion and analysis thereof, and our unaudited interim condensed consolidated financial statements as at and for the three months ended September 30, 2019 and management’s discussion and analysis thereof, incorporated in each case by reference in this prospectus supplement.

	As of September 30, 2019
	Actual	As adjusted
	(dollars in thousands, except share data)
Cash and cash equivalents	$250,844
Short-term investments	84,259

Long-term debt	—	—
Common share purchase warrant liabilities	—
Shareholders’ equity:
Common shares, unlimited authorized common shares, no par value; 39,335,992 common shares issued and outstanding, actual; 43,407,653 common shares issued and outstanding, as adjusted	444,439
Additional paid-in capital	90,210
Accumulated other comprehensive loss	(6,659)
Accumulated deficit	(218,465)

Total shareholders’ equity	309,525

Consolidated capitalization	$309,525

The number of common shares issued and outstanding, actual and adjusted, in the table above is based on 39,335,992 common shares outstanding as of September 30, 2019, and assumes that none of the investors in the offering elect to purchase pre-funded warrants in lieu of common shares and excludes:

•

1,674,456 common shares issuable upon the exercise of fully-vested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of C$14.46 per common share;

•	654,365 common shares issuable upon the exercise of fully-vested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of $11.22 per common share;

•	814,522 common shares issuable upon the exercise of unvested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of C$18.79 per common share;

•	2,005,984 common shares issuable upon the exercise of unvested outstanding options to issue common shares, as of September 30, 2019, at a weighted average exercise price of $14.98 per common share;

•	1,715,707 common shares reserved for future issuance under our stock option plan and 780,769 common shares reserved for future issuance under our employee stock purchase plan; and

•	4,166,690 pre-funded warrants to purchase up to 4,166,690 of our common shares at an exercise price of $0.0001 per common share.

Market for securities

Our common shares are listed for trading on the NYSE under the trading symbol “ZYME.” The following tables set forth the high and low sale prices and the aggregate trading volume for our common shares on the NYSE for each of the months indicated.

Month	High	Low	NYSE Volume
			(No. of common shares)
December, 2018	15.37	10.72	3,200,240
January, 2019	16.70	13.96	3,768,323
February, 2019	16.08	14.60	1,120,170
March, 2019	17.30	14.05	2,506,659
April, 2019	19.30	14.65	3,570,299
May, 2019	19.64	16.80	3,342,522
June, 2019	23.17	17.60	7,814,625
July, 2019	25.71	22.14	6,405,100
August, 2019	28.35	21.52	4,457,630
September, 2019	29.75	23.76	6,386,650
October, 2019	35.25	24.00	6,474,815
November, 2019	45.58	32.06	7,550,754
December, 2019	45.83	38.96	7,834,296
January, 2020(1)	49.29	35.81	5,853,588

(1)	From January 1, 2020 to January 17, 2020, the last trading day prior to the date of this prospectus supplement.

On January 17, 2020, the closing price of our common shares on the NYSE was $49.12 per share.

Description of share capital

General

The following is a summary of the material rights of our common shares and preferred shares, as contained in our notice of articles and articles and any amendments thereto. This summary is not a complete description of the share rights associated with our common shares and preferred shares. For more detailed information, please see the forms of our BCBCA notice of articles and articles, which are filed as exhibits to our Annual Report on Form 10-K, incorporated by reference into this prospectus supplement.

Share capital

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares. As of January 17, 2020, there were 39,642,887 common shares and no preferred shares issued and outstanding. Our common shares are listed on the NYSE under the symbol “ZYME.”

Common shares

The holders of our common shares are entitled to one vote for each common share on all matters to be voted on by the shareholders. Each common share is equal to every other common share and all common shares participate equally on liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs after the Company has paid out its liabilities. The holders of our common shares are entitled to receive pro rata such dividends as may be declared by our board of directors out of funds legally available for such purpose and to receive pro rata the remaining property of the Company upon dissolution. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the BCBCA and the articles of the Company.

Dividend policy

We have neither declared nor paid dividends on our common shares. We have no present intention of paying dividends on our common shares for the foreseeable future, as we anticipate that all available funds for the foreseeable future will be invested to finance the growth of its business.

Preferred shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of preferred shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

Description of pre-funded warrants

Pre-funded warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to a certain investor. You should review the form of pre-funded warrant, which is filed as an exhibit to our Current Report on Form 8-K that we will file with the SEC and with the Canadian securities regulatory authorities on or about     , 2020, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of common shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any fractional shares.

Exercise limitations

Under the terms of the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of our common shares beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage to any ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise price

The exercise price per whole common share purchasable upon the exercise of the pre-funded warrants is $0.0001 per warrant share. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

We do not intend to list the pre-funded warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

Fundamental transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the pre-funded warrants.

No rights as a shareholder

Except by virtue of such holder’s ownership of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant.

Prior sales

The following table sets forth information in respect of the common shares that we issued upon the exercise of options granted under our incentive stock option plan during the twelve month period preceding the date of this prospectus supplement:

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
January 16, 2020	Common Shares Issued on Exercise of Stock Options	1,550	13.21	10.17
January 16, 2020	Common Shares Issued on Exercise of Stock Options	262	12.10	9.32
January 16, 2020	Common Shares Issued on Exercise of Stock Options	775	—	9.82
January 15, 2020	Common Shares Issued on Exercise of Stock Options	3,142	22.60	17.40
January 15, 2020	Common Shares Issued on Exercise of Stock Options	587	20.74	15.97
January 15, 2020	Common Shares Issued on Exercise of Stock Options	146	15.59	12.00
January 15, 2020	Common Shares Issued on Exercise of Stock Options	83	13.21	10.17
January 15, 2020	Common Shares Issued on Exercise of Stock Options	174	12.10	9.32
January 14, 2020	Common Shares Issued on Exercise of Stock Options	324	22.60	17.40
January 14, 2020	Common Shares Issued on Exercise of Stock Options	4,363	20.74	15.97
January 14, 2020	Common Shares Issued on Exercise of Stock Options	745	15.59	12.00
January 14, 2020	Common Shares Issued on Exercise of Stock Options	500	—	14.00
January 14, 2020	Common Shares Issued on Exercise of Stock Options	386	13.21	10.17
January 14, 2020	Common Shares Issued on Exercise of Stock Options	219	12.10	9.32
January 13, 2020	Common Shares Issued on Exercise of Stock Options	2,604	—	9.82
January 13, 2020	Common Shares Issued on Exercise of Stock Options	6,110	22.60	17.40
January 13, 2020	Common Shares Issued on Exercise of Stock Options	900	20.74	15.97
January 13, 2020	Common Shares Issued on Exercise of Stock Options	65	15.59	12.00
January 13, 2020	Common Shares Issued on Exercise of Stock Options	6,250	—	15.53
January 13, 2020	Common Shares Issued on Exercise of Stock Options	2,095	14.44	11.12
January 13, 2020	Common Shares Issued on Exercise of Stock Options	292	—	12.77
January 13, 2020	Common Shares Issued on Exercise of Stock Options	2,182	12.10	9.32
January 13, 2020	Common Shares Issued on Exercise of Stock Options	3,125	—	11.84
January 13, 2020	Common Shares Issued on Exercise of Stock Options	1,257	11.60	8.93
January 10, 2020	Stock Options	19,500	58.76	45.24
January 10, 2020	Stock Options	77,800	—	44.92
January 10, 2020	Common Shares Issued on Exercise of Stock Options	1,110	20.74	15.97
January 10, 2020	Common Shares Issued on Exercise of Stock Options	1,095	14.44	11.12
January 10, 2020	Common Shares Issued on Exercise of Stock Options	2,325	13.21	10.17
January 10, 2020	Common Shares Issued on Exercise of Stock Options	2,190	12.10	9.32
January 9, 2020	Common Shares Issued on Exercise of Stock Options	733	13.21	10.17
January 8, 2020	Common Shares Issued on Exercise of Stock Options	2,008	12.10	9.32
January 8, 2020	Common Shares Issued on Exercise of Stock Options	2,095	11.60	8.93
January 8, 2020	Common Shares Issued Pursuant to Company’s Employee Stock Purchase Plan	21,451	—	19.54
January 7, 2020	Common Shares Issued on Exercise of Stock Options	146	—	12.77
January 6, 2020	Common Shares Issued on Exercise of Stock Options	817	—	9.82
January 6, 2020	Common Shares Issued on Exercise of Stock Options	1,615	22.60	17.40
January 6, 2020	Common Shares Issued on Exercise of Stock Options	125	15.59	12.00

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
January 6, 2020	Common Shares Issued on Exercise of Stock Options	66	13.21	10.17
January 6, 2020	Common Shares Issued on Exercise of Stock Options	1,087	12.10	9.32
January 6, 2020	Common Shares Issued on Exercise of Stock Options	161	—	11.84
January 3, 2020	Common Shares Issued on Exercise of Stock Options	31	15.59	12.00
January 3, 2020	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
January 2, 2020	Common Shares Issued on Exercise of Stock Options	3,142	7.26	5.59
December 26, 2019	Common Shares Issued on Exercise of Stock Options	1,200	9.94	7.65
December 26, 2019	Common Shares Issued on Exercise of Stock Options	3,500	—	12.77
December 24, 2019	Common Shares Issued on Exercise of Stock Options	2,723	14.44	11.12
December 23, 2019	Common Shares Issued on Exercise of Stock Options	475	13.21	10.17
December 20, 2019	Common Shares Issued on Exercise of Stock Options	650	17.09	13.16
December 20, 2019	Common Shares Issued on Exercise of Stock Options	29,330	14.44	11.12
December 20, 2019	Common Shares Issued on Exercise of Stock Options	350	13.21	10.17
December 20, 2019	Common Shares Issued on Exercise of Stock Options	1,750	—	12.77
December 19, 2019	Common Shares Issued on Exercise of Stock Options	3,750	—	12.77
December 17, 2019	Common Shares Issued on Exercise of Stock Options	27,500	—	15.00
December 13, 2019	Common Shares Issued on Exercise of Stock Options	1,257	4.75	3.66
December 13, 2019	Common Shares Issued on Exercise of Stock Options	2,968	22.60	17.40
December 13, 2019	Common Shares Issued on Exercise of Stock Options	3,230	20.74	15.97
December 13, 2019	Common Shares Issued on Exercise of Stock Options	3,062	15.59	12.00
December 13, 2019	Common Shares Issued on Exercise of Stock Options	3,100	13.21	10.17
December 9, 2019	Common Shares Issued on Exercise of Stock Options	1,484	22.60	17.40
December 6, 2019	Common Shares Issued on Exercise of Stock Options	83	—	9.82
December 6, 2019	Common Shares Issued on Exercise of Stock Options	87	22.60	17.40
December 6, 2019	Common Shares Issued on Exercise of Stock Options	500	20.74	15.97
December 6, 2019	Common Shares Issued on Exercise of Stock Options	31	15.59	12.00
December 6, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
December 6, 2019	Common Shares Issued on Exercise of Stock Options	88	12.10	9.32
December 6, 2019	Common Shares Issued on Exercise of Stock Options	162	—	11.84
December 4, 2019	Common Shares Issued on Exercise of Stock Options	1,979	21.04	16.20
December 3, 2019	Common Shares Issued on Exercise of Stock Options	100	20.74	15.97
December 2, 2019	Common Shares Issued on Exercise of Stock Options	800	—	16.42
November 29, 2019	Common Shares Issued on Exercise of Stock Options	975	21.04	16.20
November 29, 2019	Common Shares Issued on Exercise of Stock Options	1,500	—	16.42
November 27, 2019	Common Shares Issued on Exercise of Stock Options	2,095	5.37	4.13
November 27, 2019	Common Shares Issued on Exercise of Stock Options	500	21.04	16.20
November 27, 2019	Common Shares Issued on Exercise of Stock Options	312	18.33	14.11
November 27, 2019	Common Shares Issued on Exercise of Stock Options	500	13.21	10.17
November 27, 2019	Common Shares Issued on Exercise of Stock Options	1,000	12.10	9.32
November 27, 2019	Common Shares Issued on Exercise of Stock Options	700	11.60	8.93
November 26, 2019	Common Shares Issued on Exercise of Stock Options	1,095	7.26	5.59
November 26, 2019	Common Shares Issued on Exercise of Stock Options	484	22.65	17.44
November 26, 2019	Common Shares Issued on Exercise of Stock Options	440	22.60	17.40
November 26, 2019	Common Shares Issued on Exercise of Stock Options	200	21.04	16.20

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
November 26, 2019	Common Shares Issued on Exercise of Stock Options	3,796	20.74	15.97
November 26, 2019	Common Shares Issued on Exercise of Stock Options	1,550	—	14.00
November 26, 2019	Common Shares Issued on Exercise of Stock Options	83	13.21	10.17
November 26, 2019	Common Shares Issued on Exercise of Stock Options	3,841	12.10	9.32
November 26, 2019	Common Shares Issued on Exercise of Stock Options	2,167	—	11.84
November 21, 2019	Common Shares Issued on Exercise of Stock Options	1,562	18.33	14.11
November 21, 2019	Common Shares Issued on Exercise of Stock Options	2,095	14.44	11.12
November 21, 2019	Common Shares Issued on Exercise of Stock Options	1,257	11.60	8.93
November 20, 2019	Common Shares Issued on Exercise of Stock Options	500	21.04	16.20
November 20, 2019	Common Shares Issued on Exercise of Stock Options	3,705	20.74	15.97
November 20, 2019	Common Shares Issued on Exercise of Stock Options	1,962	15.59	12.00
November 20, 2019	Common Shares Issued on Exercise of Stock Options	933	13.21	10.17
November 20, 2019	Common Shares Issued on Exercise of Stock Options	2,000	—	11.84
November 20, 2019	Common Shares Issued on Exercise of Stock Options	1,095	11.60	8.93
November 18, 2019	Common Shares Issued on Exercise of Stock Options	133	15.59	12.00
November 15, 2019	Common Shares Issued on Exercise of Stock Options	7,500	—	14.00
November 13, 2019	Common Shares Issued on Exercise of Stock Options	1,000	20.74	15.97
November 13, 2019	Common Shares Issued on Exercise of Stock Options	1,000	12.10	9.32
November 12, 2019	Common Shares Issued on Exercise of Stock Options	1,000	—	14.00
November 8, 2019	Stock Options	165,000	—	34.24
November 8, 2019	Common Shares Issued on Exercise of Stock Options	31	15.59	12.00
November 8, 2019	Common Shares Issued on Exercise of Stock Options	3,062	—	14.00
November 8, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
November 7, 2019	Common Shares Issued on Exercise of Stock Options	2,417	—	9.82
November 7, 2019	Common Shares Issued on Exercise of Stock Options	8,885	22.60	17.40
November 7, 2019	Common Shares Issued on Exercise of Stock Options	91	20.74	15.97
November 7, 2019	Common Shares Issued on Exercise of Stock Options	366	15.59	12.00
November 7, 2019	Common Shares Issued on Exercise of Stock Options	300	13.21	10.17
November 7, 2019	Common Shares Issued on Exercise of Stock Options	4,015	12.10	9.32
November 7, 2019	Common Shares Issued on Exercise of Stock Options	3,229	—	11.84
November 6, 2019	Common Shares Issued on Exercise of Stock Options	1,000	7.26	5.59
November 6, 2019	Common Shares Issued on Exercise of Stock Options	600	22.60	17.40
November 6, 2019	Common Shares Issued on Exercise of Stock Options	782	20.74	15.97
November 6, 2019	Common Shares Issued on Exercise of Stock Options	157	15.59	12.00
November 6, 2019	Common Shares Issued on Exercise of Stock Options	109	13.21	10.17
November 6, 2019	Common Shares Issued on Exercise of Stock Options	2,850	12.10	9.32
November 5, 2019	Common Shares Issued on Exercise of Stock Options	600	12.10	9.32
November 4, 2019	Common Shares Issued on Exercise of Stock Options	2,095	4.75	3.66
November 4, 2019	Common Shares Issued on Exercise of Stock Options	1,381	22.60	17.40
November 4, 2019	Common Shares Issued on Exercise of Stock Options	155	14.44	11.12
November 4, 2019	Common Shares Issued on Exercise of Stock Options	600	13.21	10.17
November 1, 2019	Common Shares Issued on Exercise of Stock Options	1,926	20.74	15.97
November 1, 2019	Common Shares Issued on Exercise of Stock Options	100	14.44	11.12
November 1, 2019	Common Shares Issued on Exercise of Stock Options	250	13.21	10.17

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
November 1, 2019	Common Shares Issued on Exercise of Stock Options	5,000	12.10	9.32
October 30, 2019	Common Shares Issued on Exercise of Stock Options	990	15.59	12.00
October 30, 2019	Common Shares Issued on Exercise of Stock Options	7,906	14.44	11.12
October 30, 2019	Common Shares Issued on Exercise of Stock Options	1,000	13.21	10.17
October 24, 2019	Common Shares Issued on Exercise of Stock Options	1,780	20.74	15.97
October 24, 2019	Common Shares Issued on Exercise of Stock Options	125	15.59	12.00
October 24, 2019	Common Shares Issued on Exercise of Stock Options	66	13.21	10.17
October 23, 2019	Common Shares Issued on Exercise of Stock Options	1,257	7.26	5.59
October 23, 2019	Common Shares Issued on Exercise of Stock Options	838	5.37	4.13
October 23, 2019	Common Shares Issued on Exercise of Stock Options	3,142	4.75	3.66
October 23, 2019	Common Shares Issued on Exercise of Stock Options	1,500	22.60	17.40
October 23, 2019	Common Shares Issued on Exercise of Stock Options	10,000	12.10	9.32
October 23, 2019	Common Shares Issued on Exercise of Stock Options	1,257	11.60	8.93
October 22, 2019	Common Shares Issued on Exercise of Stock Options	640	14.44	11.12
October 21, 2019	Common Shares Issued on Exercise of Stock Options	219	22.60	17.40
October 21, 2019	Common Shares Issued on Exercise of Stock Options	542	20.74	15.97
October 21, 2019	Common Shares Issued on Exercise of Stock Options	271	15.59	12.00
October 21, 2019	Common Shares Issued on Exercise of Stock Options	44	14.44	11.12
October 21, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
October 16, 2019	Common Shares Issued on Exercise of Stock Options	1,047	7.26	5.59
October 16, 2019	Common Shares Issued on Exercise of Stock Options	559	22.60	17.40
October 16, 2019	Common Shares Issued on Exercise of Stock Options	1,700	20.74	15.97
October 16, 2019	Common Shares Issued on Exercise of Stock Options	700	15.59	12.00
October 16, 2019	Common Shares Issued on Exercise of Stock Options	600	13.21	10.17
October 15, 2019	Common Shares Issued on Exercise of Stock Options	2,333	—	9.82
October 15, 2019	Stock Options	36,000	37.12	28.58
October 15, 2019	Stock Options	126,700	—	28.12
October 10, 2019	Common Shares Issued on Exercise of Stock Options	1,400	—	9.82
October 10, 2019	Common Shares Issued on Exercise of Stock Options	2,793	22.60	17.40
October 10, 2019	Common Shares Issued on Exercise of Stock Options	5,403	20.74	15.97
October 10, 2019	Common Shares Issued on Exercise of Stock Options	990	15.59	12.00
October 10, 2019	Common Shares Issued on Exercise of Stock Options	933	13.21	10.17
October 10, 2019	Common Shares Issued on Exercise of Stock Options	1,187	—	11.84
October 9, 2019	Common Shares Issued on Exercise of Stock Options	100	9.94	7.65
September 16, 2019	Stock Options	65,000	—	25.83
September 11, 2019	Common Shares Issued on Exercise of Stock Options	2,095	4.75	3.66
September 11, 2019	Common Shares Issued on Exercise of Stock Options	1,000	22.65	17.44
September 10, 2019	Common Shares Issued on Exercise of Stock Options	44	22.60	17.40
September 10, 2019	Common Shares Issued on Exercise of Stock Options	52	15.59	12.00
September 10, 2019	Common Shares Issued on Exercise of Stock Options	293	13.21	10.17
September 10, 2019	Common Shares Issued on Exercise of Stock Options	111	12.10	9.32
September 5, 2019	Common Shares Issued on Exercise of Stock Options	31	15.59	12.00
September 5, 2019	Common Shares Issued on Exercise of Stock Options	43	14.44	11.12
September 5, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
September 4, 2019	Common Shares Issued on Exercise of Stock Options	495	7.26	5.59
September 4, 2019	Common Shares Issued on Exercise of Stock Options	600	20.74	15.97
September 4, 2019	Common Shares Issued on Exercise of Stock Options	20,950	11.60	8.93
September 3, 2019	Common Shares Issued on Exercise of Stock Options	1,062	15.59	12.00
September 3, 2019	Common Shares Issued on Exercise of Stock Options	34	13.21	10.17
August 30, 2019	Common Shares Issued on Exercise of Stock Options	885	15.59	12.00
August 21, 2019	Common Shares Issued on Exercise of Stock Options	13,542	—	9.82
August 21, 2019	Common Shares Issued on Exercise of Stock Options	611	22.60	17.40
August 21, 2019	Common Shares Issued on Exercise of Stock Options	380	14.44	11.12
August 21, 2019	Common Shares Issued on Exercise of Stock Options	18,768	12.10	9.32
August 21, 2019	Common Shares Issued on Exercise of Stock Options	10,625	—	11.84
August 20, 2019	Common Shares Issued on Exercise of Stock Options	200	9.94	7.65
August 20, 2019	Common Shares Issued on Exercise of Stock Options	375	18.33	14.11
August 19, 2019	Stock Options	9,700	—	25.25
August 19, 2019	Common Shares Issued on Exercise of Stock Options	262	22.60	17.40
August 19, 2019	Common Shares Issued on Exercise of Stock Options	187	15.59	12.00
August 19, 2019	Common Shares Issued on Exercise of Stock Options	2,138	14.44	11.12
August 19, 2019	Common Shares Issued on Exercise of Stock Options	100	13.21	10.17
August 19, 2019	Common Shares Issued on Exercise of Stock Options	130	12.10	9.32
August 8, 2019	Common Shares Issued on Exercise of Stock Options	310	20.74	15.97
August 8, 2019	Common Shares Issued on Exercise of Stock Options	531	15.59	12.00
August 8, 2019	Common Shares Issued on Exercise of Stock Options	75	13.21	10.17
August 5, 2019	Common Shares Issued on Exercise of Stock Options	31	15.59	12.00
August 5, 2019	Common Shares Issued on Exercise of Stock Options	44	14.44	11.12
August 5, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
July 31, 2019	Common Shares Issued on Exercise of Stock Options	1,000	14.44	11.12
July 29, 2019	Common Shares Issued on Exercise of Stock Options	200	13.21	10.17
July 26, 2019	Common Shares Issued on Exercise of Stock Options	419	5.37	4.13
July 26, 2019	Common Shares Issued on Exercise of Stock Options	1,092	4.75	3.66
July 26, 2019	Common Shares Issued on Exercise of Stock Options	629	11.60	8.93
July 24, 2019	Common Shares Issued on Exercise of Stock Options	1,676	7.26	5.59
July 24, 2019	Common Shares Issued on Exercise of Stock Options	3,142	5.37	4.13
July 22, 2019	Common Shares Issued on Exercise of Stock Options	26,858	—	15.90
July 22, 2019	Common Shares Issued on Exercise of Stock Options	833	13.21	10.17
July 19, 2019	Common Shares Issued on Exercise of Stock Options	838	11.60	8.93
July 17, 2019	Common Shares Issued on Exercise of Stock Options	2,444	22.60	17.40
July 17, 2019	Common Shares Issued on Exercise of Stock Options	1,702	12.10	9.32
July 17, 2019	Common Shares Issued on Exercise of Stock Options	1,922	—	11.84
July 17, 2019	Common Shares Issued on Exercise of Stock Options	180	11.60	8.93
July 11, 2019	Common Shares Issued on Exercise of Stock Options	875	21.04	16.20
July 11, 2019	Common Shares Issued on Exercise of Stock Options	500	12.10	9.32
July 10, 2019	Common Shares Issued on Exercise of Stock Options	3,617	9.94	7.65
July 10, 2019	Common Shares Issued on Exercise of Stock Options	400	7.26	5.59
July 10, 2019	Common Shares Issued on Exercise of Stock Options	600	14.44	11.12

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
July 10, 2019	Common Shares Issued on Exercise of Stock Options	600	11.60	8.93
July 9, 2019	Common Shares Issued on Exercise of Stock Options	419	5.37	4.13
July 9, 2019	Common Shares Issued on Exercise of Stock Options	1,093	4.75	3.66
July 9, 2019	Common Shares Issued on Exercise of Stock Options	200	12.10	9.32
July 9, 2019	Common Shares Issued on Exercise of Stock Options	628	11.60	8.93
July 8, 2019	Common Shares Issued Pursuant to Company’s Employee Stock Purchase Plan	24,627	—	12.49
July 5, 2019	Common Shares Issued on Exercise of Stock Options	1,250	21.04	16.20
July 5, 2019	Common Shares Issued on Exercise of Stock Options	64	15.59	12.00
July 5, 2019	Common Shares Issued on Exercise of Stock Options	44	14.44	11.12
July 5, 2019	Common Shares Issued on Exercise of Stock Options	650	13.21	10.17
July 5, 2019	Common Shares Issued on Exercise of Stock Options	178	12.10	9.32
July 3, 2019	Common Shares Issued on Exercise of Stock Options	2,514	7.26	5.59
July 3, 2019	Common Shares Issued on Exercise of Stock Options	500	15.59	12.00
July 3, 2019	Common Shares Issued on Exercise of Stock Options	575	13.21	10.17
July 2, 2019	Stock Options	18,200	30.81	23.72
July 2, 2019	Stock Options	56,500	—	23.54
June 27, 2019	Common Shares Issued on Exercise of Stock Options	4,190	4.75	3.66
June 27, 2019	Common Shares Issued on Exercise of Stock Options	1,000	20.74	15.97
June 27, 2019	Common Shares Issued on Exercise of Stock Options	1,095	14.44	11.12
June 26, 2019	Common Shares Issued on Exercise of Stock Options	44	22.60	17.40
June 26, 2019	Common Shares Issued on Exercise of Stock Options	52	15.59	12.00
June 26, 2019	Common Shares Issued on Exercise of Stock Options	540	13.21	10.17
June 25, 2019	Common Shares Issued on Exercise of Stock Options	1,133	9.94	7.65
June 24, 2019	Pre-funded Common Share Warrants	4,166,690	—	0.0001
June 24, 2019	Common Shares Issued on Public Offering	7,013,892	—	18.00
June 19, 2019	Common Shares Issued on Exercise of Stock Options	500	—	9.82
June 19, 2019	Common Shares Issued on Exercise of Stock Options	500	12.10	9.32
June 19, 2019	Common Shares Issued on Exercise of Stock Options	500	—	11.84
June 14, 2019	Common Shares Issued on Exercise of Stock Options	2,095	4.75	3.66
June 14, 2019	Common Shares Issued on Exercise of Stock Options	2,095	5.37	4.13
June 12, 2019	Common Shares Issued on Exercise of Stock Options	1,009	22.60	17.40
June 12, 2019	Common Shares Issued on Exercise of Stock Options	8,000	14.44	11.12
June 11, 2019	Common Shares Issued on Exercise of Stock Options	2,095	4.75	3.66
June 10, 2019	Common Shares Issued on Exercise of Stock Options	4,785	14.44	11.12
June 10, 2019	Common Shares Issued on Exercise of Stock Options	500	15.59	12.00
June 6, 2019	Common Shares Issued on Exercise of Stock Options	43	14.44	11.12
June 6, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
June 6, 2019	Common Shares Issued on Exercise of Stock Options	32	15.59	12.00
June 6, 2019	Common Shares Issued on Exercise of Stock Options	8,000	22.60	17.40
June 3, 2019	Common Shares Issued on Exercise of Stock Options	2,266	22.60	17.40
June 3, 2019	Common Shares Issued on Exercise of Stock Options	34	13.21	10.17
June 3, 2019	Common Shares Issued on Exercise of Stock Options	62	15.59	12.00
June 3, 2019	Stock Options	60,000	—	19.20

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
May 31, 2019	Common Shares Issued on Exercise of Stock Options	1,500	7.26	5.59
May 31, 2019	Common Shares Issued on Exercise of Stock Options	65	14.44	11.12
May 31, 2019	Common Shares Issued on Exercise of Stock Options	44	12.10	9.32
May 31, 2019	Common Shares Issued on Exercise of Stock Options	1,269	22.60	17.40
May 31, 2019	Common Shares Issued on Exercise of Stock Options	729	15.59	12.00
May 31, 2019	Common Shares Issued on Exercise of Stock Options	1,250	21.04	16.20
May 17, 2019	Common Shares Issued on Exercise of Stock Options	1,500	—	9.82
May 16, 2019	Common Shares Issued on Exercise of Stock Options	678	22.60	17.40
May 16, 2019	Common Shares Issued on Exercise of Stock Options	600	13.21	10.17
May 10, 2019	Common Shares Issued on Exercise of Stock Options	750	14.44	11.12
May 8, 2019	Common Shares Issued on Exercise of Stock Options	9,180	4.75	3.66
May 8, 2019	Common Shares Issued on Exercise of Stock Options	6,704	3.58	2.76
May 7, 2019	Common Shares Issued on Exercise of Stock Options	6,704	3.58	2.76
May 7, 2019	Common Shares Issued on Exercise of Stock Options	27,235	4.75	3.66
May 6, 2019	Stock Options	130,000	—	19.11
May 2, 2019	Common Shares Issued on Exercise of Stock Options	44	14.44	11.12
May 2, 2019	Common Shares Issued on Exercise of Stock Options	25	13.21	10.17
May 2, 2019	Common Shares Issued on Exercise of Stock Options	781	15.59	12.00
May 1, 2019	Common Shares Issued on Exercise of Stock Options	2,500	14.44	11.12
April 29, 2019	Common Shares Issued on Exercise of Stock Options	2,382	20.74	15.97
April 29, 2019	Common Shares Issued on Exercise of Stock Options	1,528	22.65	17.44
April 29, 2019	Common Shares Issued on Exercise of Stock Options	433	13.21	10.17
April 29, 2019	Common Shares Issued on Exercise of Stock Options	384	15.59	12.00
April 24, 2019	Common Shares Issued on Exercise of Stock Options	720	14.44	11.12
April 24, 2019	Common Shares Issued on Exercise of Stock Options	2,720	12.10	9.32
April 24, 2019	Common Shares Issued on Exercise of Stock Options	733	13.21	10.17
April 24, 2019	Common Shares Issued on Exercise of Stock Options	813	15.59	12.00
April 10, 2019	Stock Options	1,000	—	15.74
April 9, 2019	Common Shares Issued on Exercise of Stock Options	87	14.44	11.12
April 9, 2019	Common Shares Issued on Exercise of Stock Options	50	13.21	10.17
April 9, 2019	Common Shares Issued on Exercise of Stock Options	406	15.59	12.00
April 9, 2019	Stock Options	500	20.87	16.07
April 4, 2019	Common Shares Issued on Exercise of Stock Options	800	9.94	7.65
April 3, 2019	Common Shares Issued on Exercise of Stock Options	990	12.10	9.32
April 3, 2019	Common Shares Issued on Exercise of Stock Options	83	13.21	10.17
April 3, 2019	Common Shares Issued on Exercise of Stock Options	1,016	15.59	12.00
March 28, 2019	Stock Options	304,100	20.77	15.99
March 28, 2019	Stock Options	157,850	—	15.48
March 27, 2019	Stock Options	95,000	—	15.23
March 18, 2019	Common Shares Issued on Exercise of Stock Options	19,483	4.75	3.66
March 18, 2019	Common Shares Issued on Exercise of Stock Options	1,047	14.44	11.12
March 18, 2019	Common Shares Issued on Exercise of Stock Options	1,750	13.21	10.17
March 14, 2019	Common Shares Issued on Exercise of Stock Options	900	13.21	10.17
February 12, 2019	Common Shares Issued on Exercise of Stock Options	2,051	14.44	11.12

Date of issuance	Type of security	Number of securities issued	Issuance/ exercise price per security (C$)	Issuance/ exercise price per security (US)
February 12, 2019	Common Shares Issued on Exercise of Stock Options	683	13.21	10.17
February 8, 2019	Common Shares Issued on Exercise of Stock Options	1,333	—	9.82
February 1, 2019	Common Shares Issued on Exercise of Stock Options	3,352	3.58	2.76
January 28, 2019	Common Shares Issued on Exercise of Stock Options	3,000	11.60	8.93
January 23, 2019	Common Shares Issued on Exercise of Stock Options	1,047	4.75	3.66
January 22, 2019	Common Shares Issued on Exercise of Stock Options	867	9.94	7.65

Underwriting

We are offering common shares and pre-funded warrants described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Citigroup Global Markets Canada Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. We expect to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriters, and each underwriter will severally agree to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of common shares and pre-funded warrants listed next to its name in the following table:

Name	Number of common shares	Number of pre-funded warrants
J.P. Morgan Securities LLC
Citigroup Global Markets Canada Inc.
Stifel, Nicolaus & Company, Incorporated
Wells Fargo Securities Canada, Ltd.
Raymond James Ltd.
Total

The underwriters are committed to purchase all the common shares and pre-funded warrants offered by us if they purchase any common shares (other than those covered by the over-allotment option to purchase additional common shares described below) or pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares and pre-funded warrants directly to the public and to a certain investor, respectively, at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of $         per common share or pre-funded warrant. After the offering of the common shares and pre-funded warrants to the public, if all of the common shares or pre-funded warrants are not sold at the public offering price, as the case may be, the underwriters may change the offering prices, and the other selling terms. Any such reduction in the public offering price or the other selling terms will not affect the proceeds received by us, and the compensation realized by the underwriters will be decreased by the amount that the aggregate public offering price paid by the purchasers for the common shares and pre-funded warrants is less than the gross proceeds paid by the underwriters to us.

The common shares and pre-funded warrants will be offered in the United States through certain of the underwriters listed above, either directly or indirectly, through their respective U.S. broker-dealer affiliates or agents. The common shares and pre-funded warrants will be offered in each of the provinces and territories of Canada through certain of the underwriters or their Canadian affiliates who are registered to offer the common shares and pre-funded warrants for sale in such provinces and territories, or through such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters may offer the common shares outside of the United States and Canada.

The underwriters have an option to buy up to              additional common shares from us solely to cover over-allotments. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional common shares. If any common shares are purchased with this option to purchase additional common shares, the underwriters will purchase common shares in approximately the same proportion as shown in the table above. Any common shares issued or sold under the option will be issued and sold on the same terms and conditions as the other common shares that are the subject of this offering.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriters to us per common share, or the public offering price per pre-funded warrant less the amount paid by the underwriters to us per pre-funded warrant, as the case may be. The underwriting fee for the common shares is $         per common share and the underwriting fee for each pre-funded warrant is $        . The following table shows the per common share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	Without option to purchase additional common shares exercise	With full option to purchase additional common shares exercise
Per Common Share	$	$
Per Pre-Funded Warrant	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $        . We also have agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc. in an amount up to $10,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, sell, contract to sell, pledge, hedge, lend or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by us or any of our affiliates or any person in privity with us or our affiliate) directly or indirectly, including the submission or filing (or participation in the submission or filing) of a registration statement with the SEC or a prospectus with any Canadian securities regulatory authorities in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Exchange Act, any common shares or any securities convertible into, or exercisable, or exchangeable for, common shares; or publicly announce an intention to effect any such transaction, or (ii) enter into any swap, hedging or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of common shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Canada Inc., for a period of 90 days after the date of this prospectus supplement, subject to certain limited exceptions.

Our directors and executive officers, and certain of our shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Canada Inc. subject to limited exceptions, (i) offer, sell, contract to sell, pledge, hedge, lend or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the shareholder or any affiliate or any person in privity with the shareholder or affiliate, including the filing (or participation in the filing) of a registration statement with the SEC or a prospectus with any Canadian securities regulatory authorities in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with the meaning of the Exchange Act any common shares or any securities convertible into, or exercisable or exchangeable for common shares or publicly announce an intention to effect any such transaction, or (ii) engage in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or common shares or securities convertible into or exercisable or exchangeable for common shares, or (iii) make any demand for or exercise any right with respect to the registration of any of our common shares or any security convertible into or exercisable or exchangeable for our common shares.

Subject to certain additional limitations, the restrictions described in the immediately preceding paragraph do not apply to:

(i)	transactions relating to securities acquired in open market transactions after completion of this offering;

(ii)	transfer as a bona fide gift, including as a result of estate or intestate succession, or pursuant to a will or other testamentary document;

(iii)	a member of the immediate family of the shareholder

(iv)	any trust or other like entity for the direct or indirect benefit of the shareholder or immediate family of the shareholder;

(v)	a corporation, partnership, limited liability company or other entity of which the shareholder is the direct or indirect legal and beneficial owner;

(vi)	any trust or other like entity for the direct or indirect benefit of the shareholder or any affiliate, wholly-owned subsidiary, limited partner, member or shareholder of the shareholder

(vii)	any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the shareholder or to any investment fund or other entity controlled or managed by the shareholder;

(viii)	the establishment or modification of a trading plan that complies with Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws, provided such plan does not provide for the transfer of securities during the restricted period;

(ix)	transfer of securities to us pursuant to agreements or rights under which we have the option to repurchase securities or a right of first refusal in connection with the termination of the shareholder’s employment or other service relationship with us;

(x)	transfer of securities upon a vesting event of our securities or upon the exercise of securities to purchase securities by the shareholder, in each case on a “cashless” or “net exercise” basis, or to cover tax withholding obligations of the shareholder in connection with such vesting or exercise;

(xi)	transfer of securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction involving a change of control of our company; or

(xii)	transfer of securities by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order.

The foregoing restrictions shall not apply, among other limited exceptions, to sales of up to an aggregate of 50,000 common shares on the open market by all of our directors and employees that enter into lock-up agreements with the underwriters for this offering, collectively, beginning 45 days after the date of this prospectus supplement.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and applicable Canadian securities laws or to contribute to payments the underwriters may be required to make because of any such liabilities.

Our common shares are listed on the NYSE under the symbol “ZYME”. We have applied to list the common shares offered by us pursuant to the offering (including the warrant shares) on the NYSE.

Listing on the NYSE is subject to us fulfilling all the listing requirements of the NYSE. We do not intend to list the pre-funded warrants on the NYSE or any other national securities exchange or any other nationally recognized trading system.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling of common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional common shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional common shares, in whole or in part, or by purchasing common shares in the open market. In making this determination, the underwriters will consider, among other things, the price of common shares available for purchase in the open market compared to the price at which the underwriters may purchase common shares through the option to purchase additional common shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase common shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those common shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obliged to engage in these activities and if commenced, any of these activities may be discontinued at any time.

In accordance with Canadian securities laws, the underwriters may not, throughout the period of distribution, bid for or purchase the common shares. Exceptions, however, exist where the bid or purchase is not made to create the appearance of active trading in, or rising prices of, the common shares. These exceptions include a bid or purchase permitted under the articles that will be in effect prior to closing of the offering and rules of applicable Canadian securities regulatory authorities, including the Universal Market Integrity Rules for Canadian Marketplaces, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing and applicable laws, in connection with the offering and pursuant to the first exception mentioned above, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the common shares at levels other than those which might otherwise prevail on the open market. Any of the foregoing activities may have the effect of preventing or slowing a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the OTC market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. For example, certain of the underwriters also served as underwriters in our follow-on public offering in June 2019.

Selling restrictions

Other than in the United States and in each of the provinces and territories of Canada, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the Offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or our securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of our securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our securities.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, or DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors,.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of sale of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

British Virgin Islands

The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

China

This prospectus supplement will not be circulated or distributed in the PRC and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The securities have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act, is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)	the offer, transfer, sale, renunciation or delivery is to:

(i)	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)	the South African Public Investment Corporation;

(iii)	persons or entities regulated by the Reserve Bank of South Africa;

(iv)	authorized financial service providers under South African law;

(v)	financial institutions recognised as such under South African law;

(vi)	a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)	any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Certain U.S. federal income tax considerations

The following discussion is a general summary of certain U.S. federal income tax consequences of the ownership and disposition of the common shares and pre-funded warrants. It applies only to U.S. Holders (as defined below) that acquire and hold the common shares or pre-funded warrants as capital assets (generally, property held for investment purposes) and is of a general nature. This summary should not be construed to constitute legal or tax advice to any particular U.S. Holder.

This summary does not apply to or address U.S. Holders subject to special rules, including, without limitation, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that hold an interest in an entity that holds the common shares or pre-funded warrants, persons that will own, or will have owned, directly, indirectly or constructively 10% or more (by vote or value) of the Company’s equity, persons that hold the common shares or pre-funded warrants as part of a hedging, integration, conversion or constructive sale transaction or a straddle, or persons whose functional currency is not the U.S. dollar.

This summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances. Further, it does not address any aspect of foreign, state, local or estate or gift taxation or the 3.8% surtax imposed on certain net investment income. Each prospective investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the ownership and disposition of the common shares or pre-funded warrants.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, U.S. Treasury Regulations, Internal Revenue Service, or IRS, rulings, published court decisions, and the income tax treaty between the United States and Canada, or the Convention, all as in effect as of the date hereof, and any of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. This summary is applicable to U.S. Holders who are residents of the United States for purposes of the Convention and who qualify for the full benefits of the Convention.

A “U.S. Holder” is a beneficial owner of the common shares or pre-funded warrants who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other pass-through entity holds the common shares or pre-funded warrants of the Company, the U.S. federal income tax treatment of a partner, beneficiary, or other stakeholder will generally depend on the status of that person and the tax treatment of the pass-through entity. A partner, beneficiary, or other stakeholder in a pass-through entity holding the common shares or pre-funded warrants should consult its own tax advisor with regard to the U.S. federal income tax treatment of its investment in the common shares or pre-funded warrants.

Warrants

The U.S. federal income tax characterization of pre-funded warrants is uncertain. Although the pre-funded warrants are issued in the form of warrants, because the pre-funded warrants are pre-funded except for a nominal exercise price of $0.0001 per warrant share, holders of the pre-funded warrants may be treated for U.S. federal income tax purposes as holding the underlying warrant shares. Because of this uncertainty, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of the pre-funded warrants or the warrant shares. Prospective purchasers of pre-funded warrants should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to the ownership and disposition of the pre-funded warrants and the warrant shares, including the effect of the passive foreign investment company, or PFIC, rules.

Distributions on the common shares

Subject to the PFIC rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to the common shares (including any amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The Company does not intend to calculate its earnings and profits under U.S. federal income tax rules. Accordingly, U.S. Holders should expect that a distribution generally will be treated as a dividend for U.S. federal income tax purposes. Unless the Company is treated as a PFIC for the taxable year in which it pays a distribution or in the preceding taxable year (see “Passive Foreign Investment Company Rules” below), the Company believes that it may qualify as a “qualified foreign corporation,” in which case distributions treated as dividends and received by non-corporate U.S. Holders may be eligible for a preferential tax rate. Distributions on the common shares generally will not be eligible for the dividends received deduction available to U.S. Holders that are corporations.

The amount of any dividend paid in Canadian dollars (including any amounts withheld to pay Canadian withholding taxes) will equal the U.S. dollar value of the Canadian dollars calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss will be treated as U.S. source ordinary income or loss.

A U.S. Holder may be entitled to deduct or credit Canadian withholding tax imposed on dividends paid to a U.S. Holder, subject to applicable limitations in the Code. For purposes of calculating a U.S. Holder’s foreign tax credit, dividends received by such U.S. Holder with respect to the common shares of a foreign corporation generally constitute foreign source income. However, and subject to certain exceptions, a portion of the dividends paid by a foreign corporation will be treated as U.S. source income for U.S. foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of the foreign corporation’s common shares. If a portion of any dividends paid with respect to the common shares are treated as U.S. source income under these rules, it may limit the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes imposed in respect of such dividend, although certain elections under the Code and the Convention may be available to mitigate these effects. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph.

Sale, exchange or other taxable disposition of the common shares

Subject to the PFIC rules discussed below, a U.S. Holder will recognize a capital gain or loss on the sale, exchange or other taxable disposition of the common shares in an amount equal to the difference between the amount realized for the common shares and the U.S. Holder’s adjusted tax basis in the common shares. Capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a U.S. Holder generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

Passive foreign investment company rules

A foreign corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is “passive income” under the PFIC rules or (ii) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, certain rents and royalties, and certain gains. Royalties derived in the active conduct of a trade or business by a corporation in the licensing of property developed or created through its own officers or staff of employees is generally excluded from passive income, and interest, dividends, rents and royalties received from a related person (within the meaning of the PFIC rules) are excluded from passive income to the extent such payments are properly allocable to the active income of such related person. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. The Company believes that it was not classified as a PFIC for the taxable year ending December 31, 2019. However, the Company cannot provide any assurance regarding its PFIC status for the current or future taxable years given that the determination of PFIC status is fact-intensive and made on an annual basis. Neither the Company’s U.S. counsel nor U.S. tax advisor expresses any opinion with respect to the Company’s PFIC status or with respect to the Company’s expectations regarding its PFIC status.

If the Company is classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of common shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of common shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for the common shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Company is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of common shares as security for a loan may be treated as a taxable disposition of the common shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a common share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for the common shares).

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which the Company is treated as a PFIC with respect to such U.S. Holder and any of the Company’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in the Company.

The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election, or a QEF election, with respect to its interest in the PFIC. Consequently, if the Company is classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat the Company as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds common shares. If a U.S. Holder makes a timely QEF election with respect to the Company, the electing U.S. Holder would be required in each taxable year that the Company is considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Company and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Company, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in common shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as distributions to the U.S. Holder.

A QEF election made with respect to the Company will not apply to any Subsidiary PFIC; a QEF election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). If a U.S. Holder makes a timely QEF election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible for U.S. federal income tax purposes if the U.S. Holder were an individual).

If the Company determines that it, and any subsidiary in which the Company owns, directly or indirectly, more than 50% of such subsidiary’s total aggregate voting power, is likely a PFIC in any taxable year, the Company intends to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” with respect to the Company and any such subsidiary for such taxable year. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to the Company and any such Subsidiary PFIC. The U.S. federal income tax on any gain from the disposition of common shares or from the receipt of Excess Distributions may be greater than the tax if a timely QEF election is made.

Alternatively, if the Company were to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (instead of a QEF election), provided the common shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a mark-to-market election with respect to a Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a mark-to-market election, as well as the advisability of making a protective QEF election in case the Company is classified as a PFIC in any taxable year.

During any taxable year in which the Company or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund. U.S. Holders should consult their own tax advisers concerning annual filing requirements.

Required disclosure with respect to foreign financial assets

Certain U.S. Holders are required to report information relating to an interest in the common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the common shares. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of the common shares.

Certain Canadian federal income tax considerations

The following is, as of the date of this offering, a summary of the principal Canadian federal income tax considerations generally applicable to an investor who acquires common shares or pre-funded warrants pursuant to the offering and warrant shares upon the exercise of pre-funded warrants.

This summary applies only to a holder who is a beneficial owner of common shares or pre-funded warrants acquired pursuant to this prospectus supplement, and who, for the purposes of the Income Tax Act (Canada), or the Tax Act, and the Regulations thereunder, or the Regulations, and at all relevant times, deals at arm’s length with the Company and the underwriters, is not affiliated with the Company or the underwriters, and who acquires and holds the common shares and any warrant shares acquired on the exercise of pre-funded warrants (for the purpose of this section, sometimes collectively referred to as “Shares”) and pre-funded warrants as capital property (a “Holder”). Generally, the Shares and pre-funded warrants will be considered to be capital property to a Holder thereof provided that the Holder does not use the Shares or pre-funded warrants in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act; (v) that is exempt from tax under the Tax Act; or (vi) that has or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement”, as those terms are defined in the Tax Act, with respect to the Shares or pre-funded warrants. In addition, this summary does not address the deductibility of interest by a Holder that has borrowed money or otherwise incurred indebtedness in connection with the acquisition of Shares or pre-funded warrants. Such Holders should consult their own tax advisors with respect to an investment in common shares and pre-funded warrants.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada or a corporation that does not deal at arm’s length, for purposes of the Tax Act, with a corporation resident in Canada, and is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares or pre-funded warrants, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring common shares and pre-funded warrants.

This summary is based upon the current provisions of the Tax Act and the Regulations, counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) and all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted as proposed; however, no assurance can be given that the Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Currency conversion

Subject to certain exceptions that are not discussed herein, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Shares and pre-funded warrants including dividends, adjusted cost base and proceeds of dispositions must be determined in Canadian dollars using the daily exchange rate of the Bank of Canada on the particular date the particular amount arose or such other rate of exchange as is acceptable to the CRA.

Exercise of pre-funded warrants

The exercise of a pre-funded warrant to acquire a warrant share will be deemed not to constitute a disposition of property for purposes of the Tax Act. As a result, no gain or loss will be realized by a Holder upon the exercise of a pre-funded warrant to acquire a warrant share. When a pre-funded warrant is exercised, the Holder’s cost of the warrant share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such pre-funded warrant and the exercise price paid for the warrant share. The Holder’s adjusted cost base of the pre-funded warrant share so acquired will be determined by averaging the cost of the warrant share with the adjusted cost base to the Holder of all common shares owned by the Holder as capital property immediately prior to such acquisition.

Holders resident in Canada

The following section of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”). A Resident Holder whose Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the Shares and every other “Canadian security” (as defined in the Tax Act) held or subsequently acquired by such person, in the taxation year of the election and each subsequent taxation year to be capital property. This election does not apply to pre-funded warrants. Resident Holders should consult their own tax advisors as to whether this election is available or advisable for their particular circumstances.

Dividends on shares

Dividends received or deemed to be received on the Shares will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from corporations resident in Canada for purposes of the Tax Act. An enhanced dividend tax credit will be available to individuals (other than certain trusts) in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends”.

Dividends received or deemed to be received on the Shares by a Resident Holder that is a corporation must be included in computing its income but generally will be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) also may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, but which excludes dividends or deemed dividends deductible in computing taxable income.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Shares to the extent such dividends are deductible in computing taxable income.

Dispositions of shares and pre-funded warrants

Upon a disposition or a deemed disposition of a Share or a pre-funded warrant (other than on the exercise thereof), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such security to the Resident Holder. The adjusted cost base to a Resident Holder of a share or a pre-funded warrant will be determined by averaging the cost of that share or pre-funded warrant, as the case may be, with the adjusted cost base of all other common shares or pre-funded warrants held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital gains and capital losses”.

Capital gains and capital losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Resident Holder. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such Shares, to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) also may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which will include taxable capital gains.

Minimum tax

Capital gains realized and dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act. Resident Holders should consult their own advisors with respect to the application of the minimum tax.

Holders not resident in Canada

The following section of this summary is generally applicable to Holders who for the purposes of the Tax Act (i) have not been and will not be deemed to be resident in Canada at any time while they hold the Shares or pre-funded warrants; and (ii) do not use or hold the Shares or pre-funded warrants in carrying on a business in Canada (“Non-Resident Holders”).

Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Dividends on shares

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and entitled to the full benefits under the Treaty (a “U.S. Holder”) and who is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares).

Dispositions of shares and pre-funded warrants

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share or a pre-funded warrant, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Share or pre-funded warrant constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.

Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the NYSE) at the time of disposition, the Shares and pre-funded warrants generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, partnerships in which the Non-Resident Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Share or pre-funded warrant may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances.

A Non-Resident Holder’s capital gain (or capital loss) in respect of a disposition of Shares or pre-funded warrants that constitute or are deemed to constitute taxable Canadian property to a Non-Resident Holder (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under the subheading “Holders resident in Canada—Dispositions of shares and pre-funded warrants.” Non-Resident Holders whose Shares or pre-funded warrants may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

Legal matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters and by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. The underwriters are being represented in connection with this offering by Cooley LLP with respect to U.S. legal matters and McCarthy Tétrault LLP with respect to Canadian legal matters. As of the date of this prospectus supplement, the partners and associates of Blake, Cassels & Graydon LLP and McCarthy Tétrault LLP beneficially own, directly or indirectly, less than 1% of our outstanding common shares.

Auditors, transfer agent and registrar

KPMG LLP was appointed as our auditor at our annual meeting of shareholders held on June 24, 2015. KPMG LLP is located at 900—777 Dunsmuir Street, P.O. Box 10426 Pacific Centre, Vancouver, British Columbia, Canada, V7Y 1K3. KPMG LLP has reported on our fiscal 2016, 2017 and 2018 audited consolidated financial statements, which have been filed with the securities regulatory authorities and incorporated by reference herein. KPMG LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

Our transfer agent and the registrar for our common shares in Canada is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 and, in the United States is Computershare Trust Company, N.A. located at 1011-250 Royall Street, Canton, Massachusetts, USA 02021.

Experts

The consolidated financial statements of Zymeworks Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, refers to a change in our accounting policies for revenue recognition as of January 1, 2018 due to the adoption of ASC 606-Revenue from Contracts with Customers.

Enforceability of civil liabilities

We are a corporation existing under the BCBCA. Some of our directors, officers and the experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets are, located outside the United States. In connection with the underwriting agreement for this offering, we have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares or pre-funded warrants who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares or pre-funded warrants who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court for a sum certain predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court and: (1) the U.S. court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia; (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with applicable U.S. federal or state law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia and the federal laws of Canada or contrary to any order or regulation under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada) or the Special Economic Measures Act (Canada), or any order made by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period under the laws of the Province of British Columbia and is commenced and maintained in accordance with the procedural requirements of British Columbia law; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws. See “Risk factors.”

Where you can find more information

This prospectus supplement and accompanying base shelf prospectus are part of the registration statement on Form S-3 (File No. 333-234517) that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act and do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or accompanying base shelf prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying base shelf prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.zymeworks.com.The references to www.zymeworks.com and www.sec.gov in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base shelf prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common shares and pre-funded warrants.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or subsequently incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 6, 2019;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September  30, 2019, filed with the SEC on May 2, 2019, August  2, 2019 and November 5, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 7, 2019, January  17, 2019, January 31, 2019, March  5, 2019, April 15, 2019, April  23, 2019, April 25, 2019, April  30, 2019, May 3, 2019, May  15, 2019, May 17, 2019, May  24, 2019, May 28, 2019, May  29, 2019, May 30, 2019, June  5, 2019, June 13, 2019, June 20, 2019 (other than the information furnished under Item 7.01 and exhibits related thereto), June 25, 2019 (other than the information furnished under Item 7.01 and exhibits related thereto), July  16, 2019, August 28, 2019, September  18, 2019, September 20, 2019, September 30, 2019, October 16, 2019, October  28, 2019, November 4, 2019, November  6, 2019, November 18, 2019, November 22, 2019 and January 7, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 18, 2019; and

•

the description of our common shares set forth in our registration statement on Form 8-A, filed with the SEC on April 24, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of common shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein). We will provide this information at no cost to the requester upon written or oral request to:

Zymeworks Inc.

1385 West 8th Avenue, Suite 540

Vancouver, British Columbia, Canada, V6H 3V9

Attn: Corporate Secretary

Phone: (604) 678-1388

PROSPECTUS

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

We may offer and issue from time to time common shares, preferred shares, debt securities in one or more series, warrants for the purchase of common shares or warrants for the purchase of debt securities, subscription receipts that are exchangeable for our equity securities and/or other securities or units comprised of one or more of the other securities described in this shelf prospectus in any combination, or any combination thereof, in one or more transactions under this prospectus. Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the prospectus supplement, together with the additional information which is incorporated by reference into this prospectus and the prospectus supplement.

Our common shares are listed and posted for trading on the New York Stock Exchange (“NYSE”), under the symbol “ZYME.” On November 4, 2019, the last reported sale price of the common shares on the NYSE was $35.39 per common share. Unless otherwise specified in the applicable prospectus supplement, securities other than the common shares will not be listed on any securities exchange. There is currently no market through which the securities, other than the common shares, may be sold and you may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” section beginning on page 2 of this prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time, offer and sell to the public any combination of the securities described in the registration statement in one or more offerings. These securities may also be resold by selling securityholders.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information.”

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Zymeworks” or the “Company,” refer to Zymeworks Inc., either alone or together with our wholly-owned subsidiary, Zymeworks Biopharmaceuticals Inc. Furthermore, except as otherwise indicated, references to “Merck,” “Lilly,” “Celgene,” “GSK,” “Daiichi Sankyo,” “Janssen,” “LEO,” “BeiGene” and “Iconic” refer to Merck Sharp & Dohme Research Ltd., Eli Lilly and Company, Celgene Corporation and Celgene Alpine Investment Co. LLC, GlaxoSmithKline Intellectual Property Development Limited, Daiichi Sankyo Co., Ltd., Janssen Biotech, Inc., LEO Pharma A/S, BeiGene Ltd. and Iconic Therapeutics, Inc., respectively.

The names Azymetric, Zymeworks, ZymeCAD, EFECT, ZymeLink and the phrase “Building Better Biologics” are our registered trademarks. Other trademarks, product names and company names appearing in this prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the any applicable prospectus supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•	the size of our addressable markets and our ability to commercialize product candidates;

•	the achievement of advances in and expansion of our therapeutic platforms and antibody engineering expertise;

•	the likelihood of product candidate development and clinical trial progression, initiation or success; and

•	our ability to predict and manage government regulation.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

•	our ability to manage our growth effectively;

•	the absence of material adverse changes in our industry or the global economy;

•	trends in our industry and markets;

•	our ability to maintain good business relationships with our strategic partners;

•	our ability to comply with current and future regulatory standards;

•	our ability to protect our intellectual property rights;

•	our continued compliance with third-party license terms and the non-infringement of third-party intellectual property rights;

•	our ability to manage and integrate acquisitions;

•	our ability to retain key personnel; and

•	our ability to raise sufficient debt or equity financing to support our continued growth.

We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations, and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. The following uncertainties and factors, among others (including those referred to under “Risk Factors,” above), could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

•	our ability to obtain regulatory approval for our product candidates without significant delays;

•	the predictive value of our current or planned clinical trials;

•	delays with respect to the development and commercialization of our product candidates, which may cause increased costs or delay receipt of product revenue;

•	our or any of our partners’ ability to enroll subjects in clinical trials and thereby complete trials on a timely basis;

•	the design or our execution of clinical trials may not support regulatory approval, including where clinical trials are conducted outside the United States;

•	our discretion to discontinue or reprioritize the development of any of our product candidates;

•	the potential for our product candidates to have undesirable side effects;

•	no regulatory agency has made a determination that any of our product candidates are safe or effective for use by the general public or for any indication;

•	our ability to face significant competition;

•	the competitive threat of biosimilar products;

•	the likelihood of broad market acceptance of our product candidates;

•	our ability to obtain orphan drug designation or exclusivity for some or all of our product candidates;

•	our ability to commercialize products outside of the United States;

•	the outcome of reimbursement decisions by third-party payors relating to our products;

•	our expectations with respect to the market opportunities for any product that we or our strategic partners develop;

•	our ability to pursue product candidates that may be profitable or have a high likelihood of success;

•	our ability to use and expand our therapeutic platforms to build a pipeline of product candidates;

•	our ability to meet the requirements of ongoing regulatory review;

•	the threat of product liability lawsuits against us or any of our strategic partners;

•	changes in product candidate manufacturing or formulation that may result in additional costs or delay;

•	the potential disruption of our business and dilution of our shareholdings associated with acquisitions and joint ventures;

•	the potential for foreign governments to impose strict price controls;

•	the risk of security breaches or data loss, which could compromise sensitive business or health information;

•	current and future legislation that may increase the difficulty and cost of commercializing our product candidates;

•	economic, political, regulatory and other risks associated with international operations;

•	our exposure to legal and reputational penalties as a result of any of our current and future relationships with various third parties;

•	our ability to comply with export control and import laws and regulations;

•	our history of significant losses since inception;

•	our ability to generate revenue from product sales and achieve profitability;

•	our requirement for substantial additional funding;

•	the potential dilution to our shareholders associated with future financings;

•	restrictions on our ability to seek financing, which may be imposed by future debt;

•	unstable market and economic conditions;

•	currency fluctuations and changes in foreign currency exchange rates;

•	our ability to maintain existing and future strategic partnerships;

•	our ability to realize the anticipated benefits of our strategic partnerships;

•	our ability to secure future strategic partners;

•	our reliance on third-party manufacturers to produce our clinical product candidate supplies and on other third parties to store, monitor and transport bulk drug substance and drug product;

•	risk related to the manufacture of product candidates and difficulties in production;

•	our reliance on third parties to oversee clinical trials of our product candidates and, in some cases, maintain regulatory files for those product candidates;

•	our reliance on the performance of independent clinical investigators and contract research organizations;

•	our reliance on third parties for various operational and administrative aspects of our business including our reliance on third parties’ cloud-based software platforms;

•	our ability to operate without infringing the patents and other proprietary rights of third parties;

•	our ability to obtain and enforce patent protection for our product candidates and related technology;

•	our patents could be found invalid or unenforceable if challenged;

•	our intellectual property rights may not necessarily provide us with competitive advantages;

•	we may become involved in expensive and time-consuming patent lawsuits;

•	the risk that the duration of our patents will not adequately protect our competitive position;

•	our ability to obtain protection under the Drug Price Competition and Patent Term Restoration Act of 1984 and similar foreign legislation;

•	we may be unable to protect the confidentiality of our proprietary information;

•	our ability to comply with procedural and administrative requirements relating to our patents;

•	the risk of claims challenging the inventorship of our patents and other intellectual property;

•	our intellectual property rights for some of our product candidates are dependent on the abilities of third parties to assert and defend such rights;

•	patent reform legislation and court decisions can diminish the value of patents in general, thereby impairing our ability to protect our products;

•	we may not be able to protect our intellectual property rights throughout the world;

•	we will require U.S. Food and Drug Administration approval for any proposed product candidate names and any failure or delay associated with such approval may adversely affect our business;

•	the risk of employee misconduct including noncompliance with regulatory standards and insider trading;

•	our ability to market our products in a manner that does not violate the law and subject us to civil or criminal penalties;

•	if we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected;

•	our ability to retain key executives and attract and retain qualified personnel;

•	our ability to manage organizational growth;

•	additional costs and expenses related to the change from foreign private issuer to U.S. domestic issuer status and no longer being considered an emerging growth company or a smaller reporting company;

•	our exposure to potential securities class action litigation; and

•	if securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements. We do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events, except as required by law.

EXCHANGE RATE INFORMATION

We express all amounts in this prospectus and the documents incorporated by reference herein in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. The following table sets forth, for the periods indicated, the high, low, average and end of period rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

The following table sets forth certain exchange rates based on the Bank of Canada noon exchange rate (for dates prior to March 1, 2017) or the Bank of Canada daily exchange rate (for dates on or after March 1, 2017). As of May 1, 2017, the Bank of Canada no longer publishes updated data for exchange rates published under previous methodologies, including daily noon and closing rates as well as high and low exchange rates.

	Year Ended December 31,			Nine Months Ended September 30,
	2016	2017	2018	2018	2019
Highest rate during the period	1.4589	1.3743	1.3642	1.3310	1.3600
Lowest rate during the period	1.2544	1.2128	1.2288	1.2288	1.3038
Average exchange rate for the period(1)	1.3231	1.2986	1.2957	1.2876	1.3292
Rate at the end of the period	1.3427	1.2545	1.3642	1.2945	1.3243

(1)	Determined by averaging the rates on the last day of each month during the respective period.

On November 4, 2019 the Bank of Canada daily average rate of exchange was $1.00 = C$1.3148.

ZYMEWORKS INC.

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section titled “Risk Factors” above, as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

We were incorporated on September 8, 2003 under the Canada Business Corporations Act, under the name “Zymeworks Inc.” On October 22, 2003, we were registered as an extra-provincial company under the Company Act (British Columbia), the predecessor to the Business Corporations Act (British Columbia) (“BCBCA”). Zymeworks continued to the BCBCA on May 2, 2017. Our principal and registered office is located at 1385 West 8th Avenue, Suite 540, Vancouver, British Columbia, Canada V6H 3V9, and our telephone number is (604) 678-1388.

Intercorporate relationships

The following reflects our organizational structure. We have one wholly-owned subsidiary located in Seattle, Washington named Zymeworks Biopharmaceuticals Inc.

Description of the Business

We are a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Our suite of complementary therapeutic platforms and our fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. These capabilities have resulted in multiple product candidates with the potential to drive positive outcomes in large underserved and unaddressed patient populations, as further described below.

Our lead product candidate, ZW25, is a novel bispecific (dual-targeting) antibody which targets two distinct domains of the human epidermal growth factor receptor 2 (“HER2”). The unique mechanism of action of ZW25 may enable it to address unmet need in patient populations with HER2-expressing cancers, including those with lower levels of expression, for which there are no approved HER2-targeted agents. In clinical trials, single agent ZW25 and ZW25 in combination with chemotherapy have been well tolerated with promising anti-tumor activity in patients with heavily pretreated HER2-expressing cancers that have progressed after standard of care, including multiple HER2-targeted regimens. In 2019, we initiated a global multicenter Phase 2 clinical trial evaluating ZW25 in combination with standard of care chemotherapy for the first-line treatment of HER2-positive metastatic gastric, gastroesophageal junction and esophageal adenocarcinomas. In addition, ZW25 continues to be evaluated in multiple expansion cohorts in the ongoing Phase 1 trial as a single agent in several niche indications including biliary tract, colorectal, gynecological and other HER2-expressing cancers. Our second product candidate, ZW49, capitalizes on the unique design of ZW25 and is a bispecific antibody-drug conjugate (“ADC”) based on the same antibody framework as ZW25 but armed with our proprietary ZymeLink-cytotoxic (potent cancer cell-killing) payload. We designed ZW49 to be a best-in-class HER2-targeting ADC to further address unmet need across a range of HER2 expressing cancers. A Phase 1 clinical trial to establish safety and anti-tumor activity of ZW49 began in 2019. We are also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in oncology (including immuno-oncology agents) and other therapeutic areas. In addition to our robust pipeline, our Azymetric, EFECT and ZymeLink therapeutic platforms have been further leveraged through multiple revenue-generating strategic partnerships with the following global pharmaceutical companies: Merck, Lilly, Celgene, GSK, Daiichi Sankyo, Janssen, LEO, BeiGene and Iconic.

Our proprietary capabilities and technologies include several modular, complementary therapeutic platforms that can be used in combination with each other and with existing approaches. This ability to layer technologies without compromising manufacturability enables us to engineer next-generation biotherapeutics with synergistic activity, which we believe will result in improved patient outcomes. Our core platforms include Azymetric, ZymeLink and EFECT.

Our protein engineering expertise and proprietary structure-guided molecular modeling capabilities enable these therapeutic platforms. Together with our internal antibody discovery and generation technologies, we have established a fully integrated drug development engine and toolkit capable of rapidly delivering a steady pipeline of next-generation product candidates in oncology and other therapeutic areas.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities, as required by Canadian securities laws.

USE OF PROCEEDS

Specific information about the use of proceeds from the specific issuance of any securities will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

As we currently have no revenues from product sales, we experienced a negative operating cash flow for the year ended December 31, 2018 and expect to experience a negative operating cash flow for the 2019 fiscal year. In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities (including debt securities). See “Risk Factors.”

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since September 30, 2019, the date of our most recently filed financial statements.

PRIOR SALES

As required by Canadian securities laws, information in respect of our common shares that were issued within the previous twelve-month period, including common shares that were issued upon the exercise of options granted under our incentive stock option plan, the common shares that we issued pursuant to the employee stock purchase plan, and the common shares that we issued pursuant to the exercise of warrants will be provided as required in any applicable prospectus supplement.

MARKET FOR SECURITIES

Our common shares are listed and posted for trading on the NYSE under the symbol “ZYME.” Trading price and volume will be provided as required for our common shares in each prospectus supplement to this prospectus.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material rights of our common shares and preferred shares, as contained in our notice of articles and articles and any amendments thereto. This summary is not a complete description of the share rights associated with our common shares and preferred shares. For more detailed information, please see the forms of our BCBCA notice of articles and articles, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Share Capital

The Company’s authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares. As of October 31, 2019, 39,387,339 common shares and no preferred shares were issued and outstanding. Our common shares are listed on the NYSE under the symbol “ZYME.”

Common Shares

The shareholders of the Company are entitled to one vote for each common share on all matters to be voted on by the shareholders. Our articles provide for a classified (or staggered) board of directors consisting of three classes of directors, with directors serving staggered three-year terms. Shareholders of the Company are not entitled to cumulative voting in the election of directors. Each common share is equal to every other common share and all common shares participate equally on liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs after the Company has paid out its liabilities. There are no limitations on the right of nonresident or foreign owners of the common shares to hold or vote the common shares. The shareholders are entitled to receive pro rata such dividends as may be declared by our board of directors out of funds legally available for such purpose and to receive pro rata the remaining property of the Company upon dissolution. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the BCBCA and the articles of the Company. Generally speaking, substantive changes to our share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

Dividend Policy

The Company has neither declared nor paid dividends on its common shares. The Company has no present intention of paying dividends on its common shares, as it anticipates that all available funds will be invested to finance the growth of its business.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “Zymeworks” refer to Zymeworks Inc. but not to its subsidiary.

This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the BCBCA. A copy of the form of the indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the debt securities will be guaranteed by any other person;

•

the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•

whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

•

whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•

whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

•

the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

•	Whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•	whether payments on the debt securities will be payable with reference to any index or formula;

•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

•

the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•	any changes or additions to events of default or covenants;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of debt securities have special rights if specified events occur;

•	any mandatory or optional redemption or sinking fund or analogous provisions;

•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

•

any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

•

issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge

(including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, or Canadian taxes, unless we are required to withhold or deduct Canadian taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

If we are so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts, or the additional amounts, as may be necessary so that the net amount received by a holder of the debt securities after such withholding or deduction will not be less than the amount such holder of the debt securities would have received if such Canadian taxes had not been withheld or deducted (a similar payment will also be made to holders of the debt securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the “ITA”), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder of the debt securities, or an excluded holder, in respect of the beneficial owner thereof:

•	with which we do not deal at arm’s length (for purposes of the ITA) at the time of the making of such payment;

•

which is subject to such Canadian taxes by reason of the debt securities holder’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes;

•

which is subject to such Canadian taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder; or

•	which is subject to such Canadian taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the debt securities.

We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.

Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other payment under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or could be payable in respect thereof.

The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.

Tax Redemption

If and to the extent specified in the applicable prospectus supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (1) we determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series as described under “Additional Amounts” or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series and (2) in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

•

within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 10-K or any successor form, quarterly reports on Form 10-Q or any successor form and current reports of Form 8-K or any successor form.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of debt securities;

•	we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•

a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $10,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or

•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the U.S. Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of debt securities;

•	change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the debt securities;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with the indenture, we will designate and appoint the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of most of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act(Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants we may issue. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;

•	the price at which the equity warrants will be offered;

•	the currency or currencies in which the equity warrants will be offered;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•

the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

•

the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

•	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

•	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of debt warrants;

•	the price at which the debt warrants will be offered;

•	the currency or currencies in which the debt warrants will be offered;

•	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

•	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

•

the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

•	material U.S. and Canadian federal income tax consequences of owning the debt warrants; and

•	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

•	the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and

•	whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell the securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;

•	the number and the purchase price of, and form of consideration for, the securities;

•	the proceeds to the Company from such sale; and

•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

The securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the NYSE or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any securities offered hereby. Where we pay such commission, it will be paid out of the general corporate funds of the Company.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at-the-market distribution,” no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over-allot, our securities in connection with an offering of the securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher  & Flom LLP with respect to U.S. legal matters.

AUDITORS, TRANSFER AGENT AND REGISTRAR

KPMG LLP was appointed as our auditor at our annual meeting of shareholders held on June 24, 2015. KPMG LLP is located at 900 – 777 Dunsmuir Street, P.O. Box 10426 Pacific Centre, Vancouver, British Columbia, Canada, V7Y 1K3. KPMG LLP has reported on our fiscal 2017 and 2018 audited consolidated financial statements, which have been filed with the securities regulatory authorities and incorporated by reference herein. KPMG LLP is independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

Our transfer agent and the registrar for our common shares in Canada is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 and, in the United States is Computershare Trust Company, N.A. located at 1011-250 Royall Street, Canton, Massachusetts, USA 02021.

INTEREST OF EXPERTS

The consolidated financial statements of Zymeworks for the years ended December 31, 2018 and 2017, and for each of the years in the three year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, refers to a change in our accounting policies for revenue recognition as of January 1, 2018 due to the adoption of ASC 606 – Revenue from Contracts with Customers.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed to be incorporated by reference. Copies of the documents incorporated by reference in this prospectus may be obtained on written or oral request without charge from the Secretary of the Company at 1385 West 8th Avenue, Suite 540, Vancouver, British Columbia, Canada V6H 3V9. Copies of documents incorporated by reference in this prospectus may also be requested by telephone at 604-678-1388. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov. We maintain a website at http://www.zymeworks.com. The references to our website in this prospectus or the documents incorporated by reference herein are inactive textual references only and information contained in or accessible through our website does not constitute a part of this prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates until the termination of any offering under this prospectus or such time as all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied.

(a)	annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 6, 2019;

(b)

quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  2, 2019, August 2, 2019 and November 5, 2019, respectively;

(c)

current reports on Form 8-K, filed with the SEC on January 7, 2019, January 17, 2019, January  31, 2019, March 5, 2019, April  15, 2019, April 23, 2019, April  25, 2019, April 30, 2019, May  3, 2019, May 15, 2019, May  17, 2019, May 24, 2019, May  28, 2019, May 29, 2019, May  30, 2019, June 5, 2019, June  13, 2019, June 20, 2019, June  25, 2019, July 16, 2019, August  28, 2019, September 18, 2019, September 20, 2019, September 30, 2019, October  16, 2019, October 28, 2019 and November 4, 2019;

(d)

The description of our common shares contained in our registration statement on Form 8-A filed on April 24, 2017, including any amendments or reports filed for the purpose of updating such description; and

(e)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after December 31, 2018, but before the end of the offering of the securities made by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with the SEC.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR at https://www.sedar.com. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov. We maintain a website at http://www.zymeworks.com. The references to our website in this prospectus or the documents incorporated by reference herein are inactive textual references only and information contained in or accessible through our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the BCBCA. Some of our directors, officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets are, located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

US$200,000,000

             Common shares

Pre-funded warrants to purchase              common shares

Active bookrunners

J.P. Morgan	Citigroup

Bookrunners

Stifel	Wells Fargo Securities

Lead manager

Raymond James

            , 2020